                                                                  EXECUTION COPY

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                          FOURTH SUPPLEMENTAL INDENTURE

                                      among

                               PECOM ENERGIA S.A.,
                                   as Issuer,

                              The Bank of New York,
                       as Trustee, Co-Security Registrar,
       Authenticating Agent, Paying Agent and Transfer Agent in New York,

                           Banco Rio de la Plata S.A.,
           as Security Registrar, Argentine Paying Agent and Transfer
                               Agent in Argentina,

                                 JPMorgan Chase,
                 as Administrative Agent and Calculation Agent,

             Long Term Floating Rate Working Capital Series M Notes

                           Dated as of October 4, 2002

  (Supplemental to Amended and Restated Indenture, dated as of August 1, 2002)

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                                TABLE OF CONTENTS

                                                                                                                  Page
                                                       ARTICLE 1

1.       RELATION TO INDENTURE; DEFINITIONS...................................................................      2

         1.1      Relation to Indenture.......................................................................      2

         1.2      Definitions.................................................................................      2

         1.3      Accounting Terms and Determinations.........................................................      3

                                                       ARTICLE 2

2.       THE LONG TERM WORKING CAPITAL SERIES NOTES...........................................................      3

         2.1      The Long Term Working Capital Series Notes..................................................      3

         2.2      Forms of Long Term Working Capital Series Notes.............................................      4

         2.3      Interest Rates..............................................................................      4

         2.4      Redemption..................................................................................      6

         2.5      General Provisions as to Payments...........................................................     12

         2.6      Computation of Interest.....................................................................     13

         2.7      LIBOR Disruption............................................................................     13

         2.8      Additional Amounts - Taxes..................................................................     13

         2.9      Illegality..................................................................................     14

         2.10     Yield Protection............................................................................     15

         2.11     Increased Costs and Reduced Return..........................................................     15

         2.12     No Defeasance of Long Term Working Capital Series Notes.....................................     17

         2.13     Ranking of Long Term Working Capital Series Notes...........................................     17

         2.14     Certain Rights While the Notes are in Global Form...........................................     17

         2.15     Special Transfer Provisions.................................................................     18

                                                       ARTICLE 3

3.       COVENANTS............................................................................................     20

         3.1      Information.................................................................................     20

         3.2      Use of Proceeds.............................................................................     21

         3.3      CNV Filing..................................................................................     21

         3.4      Money for Security Payments to be Held in Trust.............................................     21

         3.5      Currency of Payment.........................................................................     21

                                                       ARTICLE 4

4.       REPRESENTATIONS AND WARRANTIES.......................................................................     21

                                                       ARTICLE 5

5.       DEFAULTS.............................................................................................     22

         5.1      Events of Default...........................................................................     22

         5.2      Waiver of Past Defaults.....................................................................     23

         5.3      Notice of Defaults..........................................................................     23

                                                       ARTICLE 6

6.       THE LONG TERM WORKING CAPITAL SERIES AGENTS AND THE TRUSTEE..........................................     23

         6.1      Appointment and Authorization...............................................................     23

         6.2      Agent and Affiliates........................................................................     24

         6.3      Action by Long Term Working Capital Series Agents...........................................     25

         6.4      Consultation; Additional Agents.............................................................     25

         6.5      Liability of Long Term Working Capital Series Agents........................................     25

         6.6      Successor Agent.............................................................................     26

         6.7      Application of Money Collected..............................................................     27

         6.8      Removal of Trustee..........................................................................     27

         6.9      Indemnification.............................................................................     27

         6.10     Survival....................................................................................     28

                                                       ARTICLE 7

7.       SECURITYHOLDERS' LISTS AND COMPANY INFORMATION.......................................................     28

         7.1      Preservation of Information; Communications to Holders......................................     28

                                                       ARTICLE 8

8.       REDEMPTION OF SECURITIES.............................................................................     29

         8.1      Selection of Long Term Working Capital Series Notes to be Redeemed..........................     29

         8.2      Purchase of Securities by the Issuer........................................................     29

                                                       ARTICLE 9

9.       MISCELLANEOUS........................................................................................     29

         9.1      Incorporation of Indenture..................................................................     29

         9.2      Notices.....................................................................................     29

         9.3      No Waivers..................................................................................     30

         9.4      Amendments and Waivers; Supplemental Indenture..............................................     30

         9.5      Judgment Currency...........................................................................     30

         9.6      Waiver of Jury Trial........................................................................     31

         9.7      Submission to Jurisdiction; Service of Process; Waiver of Arraigo...........................     31

         9.8      Waiver of Sovereign Immunity................................................................     32

         9.9      Knowledge of Trustee........................................................................     32

         9.10     Modification of the Indenture...............................................................     33

         9.11     Governing Law...............................................................................     33

         9.12     Right of Set-Off............................................................................     33

         9.13     Counterparts................................................................................     33

Exhibits

Exhibit A - Form of Long Term Working Capital Series Global Note

Exhibit B - Form of Long Term Working Capital Series Definitive Note

Exhibit C - Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

Annexes

Annex A - Index of Defined Terms

Annex B - Representations and Warranties

Annex C - Covenants of the Issuer

Annex D - Events of Default

                  Fourth Supplemental Indenture (this "Long Term Working Capital Series Supplemental Indenture") dated as of October 4, 2002 among (i) PECOM ENERGIA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), (ii) The Bank of New York, as Trustee (together with its successors in trust hereunder, the "Trustee"), Co-Security Registrar, Authenticating Agent, Paying Agent (in such capacity, acting on behalf of any one or more Long Term Working Capital Series Holders, together with its successors in such capacity, the "Paying Agent") and Transfer Agent, (iii) Banco Rio de la Plata S.A., as Security Registrar, Paying Agent in Argentina (in such capacity, acting on behalf of any one or more Long Term Working Capital Series Holders, together with its successors in such capacity, the "Argentine Paying Agent") and Transfer Agent in Argentina, and (iv) JPMorgan Chase, as Administrative Agent (in such capacity, acting on behalf of any one or more Long Term Working Capital Series Holders, together with its successors in such capacity, the "New Notes Administrative Agent") and Calculation Agent (in such capacity, acting on behalf of any one or more Long Term Working Capital Series Holders, together with its successors in such capacity, the "Calculation Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Issuer and the Trustee have executed and delivered an Amended and Restated Indenture dated as of August 1, 2002 (the "Base Indenture," and as the same may be amended or supplemented from time to time, including by this Long Term Working Capital Supplemental Indenture, the "Indenture");

                  WHEREAS, Section 901 of the Base Indenture permits the Issuer and the Trustee to enter into an indenture supplemental to the Base Indenture to provide for the issuance of and to establish the form and terms and conditions of any additional Series of Securities;

                  WHEREAS, Sections 201, 202 and 901 of the Base Indenture permit the form of security of each additional Series of Securities to be established pursuant to an indenture supplemental to the Base Indenture;

                  WHEREAS, Section 301 of the Base Indenture permits certain terms of any additional Series of Securities to be established pursuant to an indenture supplemental to the Base Indenture;

                  WHEREAS, pursuant to a resolution of the shareholders of the Issuer adopted on April 8, 1998 and a resolution of the Board of Directors of the Issuer adopted on April 17, 1998, the Issuer has established a Medium-Term Note program for the issuance of Securities (and such program has been approved by the CNV pursuant to certificate 202 dated May 4, 1998, and certificate of 290 dated July 3, 2002), in accordance with which the Issuer is authorized to issue from time to time up to an aggregate principal amount outstanding at any time of up to US$2,500,000,000 of Securities (including Long Term Working Capital Series Notes) in one or more series;

                  WHEREAS, pursuant to resolutions of the Board of Directors of the Issuer adopted on April 17, 1998 and September 18, 2002, the Issuer has authorized the issue of the Long Term Working Capital Series Notes; and

                  WHEREAS, all things necessary to make this Long Term Working Capital Series Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid amendment and supplement to the Base Indenture have been done;

NOW, THEREFORE, THIS LONG TERM WORKING CAPITAL SERIES SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and the issuance of the Long Term Working Capital Series Notes provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Long Term Working Capital Series Holders, as follows:

                                   ARTICLE 1

                  1.       RELATION TO INDENTURE; DEFINITIONS

                  1.1      RELATION TO INDENTURE

                  This Long Term Working Capital Series Supplemental Indenture constitutes an integral part of the Indenture (the provisions of which, as modified by this Long Term Working Capital Series Supplemental Indenture, shall only apply to the Long Term Working Capital Series Notes) in respect of the Long Term Working Capital Series Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other Series of Notes or affect in any manner the terms and conditions of the Notes of any other Series.

                  1.2      DEFINITIONS

                  For all purposes of this Long Term Working Capital Series Supplemental Indenture, the capitalized terms used herein (i) which are defined herein or in the attached Annex A have the meanings assigned thereto herein or in the attached Annex A, and (ii) which are not defined herein or in the attached Annex A, have the meanings assigned thereto in the Base Indenture.

                  1.2.1 In this Long Term Working Capital Series Supplemental Indenture, unless otherwise indicated and unless otherwise required by the context, the singular includes the plural and plural the singular; words importing any gender include each other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the words "will" and "shall" shall be deemed to be interchangeable; references to articles, sections (or subdivisions of sections), an annex, an appendix or schedules are to this Long Term Working Capital Series Supplemental Indenture; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Note Document); and references to Persons include their respective permitted assigns and successors and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities. The division of this Long Term Working Capital Series Supplemental Indenture into Articles and Sections and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation of this Long Term Working Capital Series Supplemental Indenture. The terms "this Long Term Working Capital Series Supplemental Indenture", "herein", "hereof", "hereunder" and similar expressions refer to this entire Long Term Working Capital Series Supplemental Indenture, including any Annex, Appendix, Exhibit and Schedule hereto, and not to any particular Article, Section, paragraph, Annex, Appendix, Exhibit, Schedule or other portion hereof and include any agreement supplemental hereto. Reference to the "end of a day" shall mean immediately prior to midnight on such day. Except as otherwise expressly provided, Governmental Rules shall mean such Governmental Rules as the same may from time to time be supplemented, amended, modified, restated or replaced.

                  1.3      ACCOUNTING TERMS AND DETERMINATIONS

                  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Argentine GAAP, applied on a basis consistent (except for changes concurred in by the Issuer's independent public accountants) with the most recent audited consolidated financial statements of the Issuer and its Subsidiaries delivered to the Long Term Working Capital Series Holders.

                                   ARTICLE 2

                  2.       THE LONG TERM WORKING CAPITAL SERIES NOTES

                  2.1      THE LONG TERM WORKING CAPITAL SERIES NOTES

                  2.1.1 Pursuant to Sections 201 and 301 of the Base Indenture, the Issuer hereby creates a series of notes designated the "Long Term Floating Rate Working Capital Series M Notes, due October 4, 2007" (the "Long Term Working Capital Series Notes"). The Long Term Working Capital Series Notes shall be limited to US$181,824,000 in aggregate principal amount and shall be issued on a single date, which will be the date of the Takedown with respect to the Long Term Working Capital Series Notes (except for Long Term Working Capital Series Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Long Term Working Capital Series Notes pursuant to Sections 304, 305, 306 and 307 of the Base Indenture). The Long Term Working Capital Series Notes shall be dated the date of the Takedown with respect to the Long Term Working Capital Series Notes. The principal of the Long Term Working Capital Series Notes shall be payable on the following dates in the amounts indicated (which amounts shall be reduced ratably across their scheduled maturities as a result of the application of any prepayments pursuant to Section 2.4):

-----------------------------------
      DATE              AMOUNT
-----------------------------------
January 4, 2004    $   4,545,600.00
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April 4, 2004      $  11,818,560.00
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July 4, 2004       $  11,818,560.00
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October 4, 2004    $  11,818,560.00
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January 4, 2005    $  11,818,560.00
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April 4, 2005      $  11,818,560.00
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July 4, 2005       $  11,818,560.00
-----------------------------------
October 4, 2005    $  11,818,560.00
-----------------------------------
January 4, 2006    $  11,818,560.00
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April 4, 2006      $  11,818,560.00
-----------------------------------
July 4, 2006       $  11,818,560.00
-----------------------------------
October 4, 2006    $  11,818,560.00
-----------------------------------
January 4, 2007    $  11,818,560.00
-----------------------------------
April 4, 2007      $  11,818,560.00
-----------------------------------
July 4, 2007       $  11,818,560.00
-----------------------------------
October 4, 2007    $  11,818,560.00
-----------------------------------

provided that the final principal installment shall be in an amount equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on the date of such payment, which shall be no later than the Maturity Date.

                  2.2      FORMS OF LONG TERM WORKING CAPITAL SERIES NOTES

                  2.2.1 The Long Term Working Capital Series Notes hereunder will be issued at par, without coupons, in denominations of $1,000, substantially in the form of Exhibit A hereto in the form of one or more DTC Restricted Global Securities and Regulation S Global Securities, in accordance with Section 202 of the Base Indenture. The Long Term Working Capital Series Notes shall be negotiable obligations under the Negotiable Obligations Law.

                  2.2.2 At any time after the issuance of the Long Term Working Capital Series Notes in the form of Global Securities, any Long Term Working Capital Series Holder may, by written notice to the Trustee, request that all or part of its interest in a Global Security be exchanged for one or more Definitive Securities, substantially in the form of Exhibit B hereto, pursuant to Subsection 204(c)(iv) of the Base Indenture, and the Issuer will execute and Trustee will authenticate such Definitive Securities pursuant to Subsection 204(c)(v) of the Base Indenture. In addition, the Long Term Working Capital Series Notes shall be issued in the form of Definitive Registered Securities pursuant to the terms of Section 204(c)(i) in the Base Indenture.

                  2.3      INTEREST RATES

                  2.3.1 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day, other than a day during an Alternate Rate Period, during the applicable Interest Period, at a rate per annum equal to the Applicable LIBOR Rate applicable to such Interest Period as determined by the Calculation Agent in accordance with the provisions of the Indenture (including the definition of "LIBOR" in this Long Term Working Capital Series Supplemental Indenture) which determination shall be conclusive absent manifest error. The interest accrued in respect of each Long Term Working Capital Series Note pursuant to this Section 2.3 as of each Payment Date shall be payable on such Payment Date.

                  2.3.2 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day that falls in any Alternate Rate Period during any Interest Period, at a rate per annum equal to the Alternative Basis Interest Rate as determined by the Calculation Agent in accordance with the provisions of the Indenture.

                  2.3.3 Any overdue amount of Note Payments with respect to the Long Term Working Capital Series Notes shall (without duplication of any amounts payable under clauses 2.3.1 or 2.3.2 of this Section 2.3) bear interest, payable on demand (such interest, "Default Interest"), (i) for each day, other than a day during an Alternate Rate Period, until (and to the extent) Satisfied in Cash, at a rate per annum equal to the sum of the Applicable LIBOR Rate then in effect plus 2% and (ii) on and after the Maturity Date until such amount shall be Satisfied in Cash in full at a rate per annum equal at all times to the sum of (A) the Applicable LIBOR Rate computed for the period determined by the New Notes Administrative Agent beginning with the Maturity Date and for successive one-month periods as though each were an Interest Period plus (B) 2%.

                  2.3.4 (a) The initial Interest Period shall commence on the date of the Takedown and shall end as provided in the definition of Interest Period. Thereafter, each Interest Period shall commence as provided in the definition of Interest Period and end on a Payment Date, provided that the last Interest Period shall end on the Maturity Date.

                  (b) Prior to the commencement of any Interest Period, the Calculation Agent will notify the Issuer, the Trustee and the Long Term Working Capital Series Holders of (i) the Applicable LIBOR Rate or Alternative Basis Interest Rate for such Interest Period and (ii) the total aggregate amount of interest payable on the next Payment Date.

                  2.3.5 The Calculation Agent shall determine the interest rate applicable in respect of each Interest Period for each day during an Alternate Rate Period in accordance with the following provisions:

                  (a)      upon delivery of an Alternate Rate Notice under
         Section 2.7(a), the alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period shall be the greater of (x) the Federal Funds Rate plus 0.5% or (y) the Prime Rate, plus in each case the Applicable Margin; or

                  (b)      if the Alternate Rate Notice was delivered under
         Section 2.7(b), then during the 30 days next succeeding the giving of an Alternate Rate Notice, the Issuer and the Majority Holders shall negotiate in good faith in order to arrive at a mutually satisfactory alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period in order to compensate the Long Term Working Capital Series Holders for the inadequate interest rate resulting from the occurrence of the conditions specified in Section 2.7(b). If within such 30-day period, the Issuer and the Majority Holders agree in writing upon the Alternative Basis Interest Rate, such Alternative Basis Interest Rate shall be payable to all Long Term Working Capital Series Holders in respect of their holdings of Long Term Working Capital Series Notes from the commencement of, and only for, the duration of such Interest Period. If the Issuer and the Majority Holders fail to agree upon such Alternative Basis Interest Rate within such 30-day period, the Alternative Basis Interest Rate in connection with such Interest Period payable to each Long Term Working Capital Series Holder for such Interest Period shall be such Alternative Basis Interest Rate as such Long Term Working Capital Series Holder shall determine (in a certificate delivered by such Long Term Working Capital Series Holder to the Trustee setting forth the basis of the computation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error) to be necessary to compensate such Long Term Working Capital Series Holder for its cost of obtaining (in good faith and using commercially reasonable efforts to minimize the interest cost to the Issuer) as of the commencement of such Interest Period funds for such Interest Period in an amount equal to the principal amount of such Long Term Working Capital Series Holder's outstanding Long Term Working Capital Series Notes plus the Applicable Margin. The Trustee shall notify the Issuer and the Calculation Agent of each such determination as promptly as practicable.

                  As the negotiations described in the preceding subparagraph of this Section 2.3.5 and any resulting Alternative Basis Interest Rate are intended for the direct benefit of the Long Term Working Capital Series Holders, the Issuer expressly covenants and acknowledges (i) that as a result of any such negotiations following the delivery of an Alternate Rate Notice under Section 2.7(b), the Long Term Working Capital Series Holders shall not receive a lower rate of interest on the Long Term Working Capital Series Notes than the Long Term Working Capital Series Holders would have received had there not been such negotiations, and (ii) that such negotiations shall in no event cause, justify or give rise to any delay or reduction in the payment of interest, principal or other amounts payable by the Issuer under the Indenture or the Long Term Working Capital Series Notes.

                  The Calculation Agent shall give prompt written notice to the Issuer, the Trustee and the Long Term Working Capital Series Holders of the rate of interest so determined, and its determination thereof shall be prima facie evidence thereof, absent manifest error.

                  2.4      REDEMPTION

                  2.4.1    OPTIONAL REDEMPTION

                  The Issuer may (a) upon at least three (3) Eurodollar Business Days' irrevocable notice to the New Notes Administrative Agent, the Calculation Agent and the Paying Agent, repay the Long Term Working Capital Series Notes outstanding on the last day of any Interest Period, in whole or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes, if any, (b) at any time upon at least three (3) Eurodollar Business Days' irrevocable notice redeem the Long Term Working Capital Series Notes in whole, or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including without limitation, any Additional Amounts), if any, and
(c) redeem the Long Term Working

Capital Series Notes at any time if required so to do in order to comply with applicable law or if the Issuer would be required to pay any Additional Amounts, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including, without limitation, any Additional Amounts), if any; provided that each partial prepayment shall be in respect of an aggregate principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof and shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. Each such prepayment hereunder shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.4.2    MANDATORY REDEMPTION

                  2.4.2.1 The Issuer shall, on the first Payment Date that occurs at least 120 days after the end of each fiscal year, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 50% of the amount of Excess Cash for such fiscal year multiplied by
(b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and (ii) the denominator of which is the sum of:

                       (A) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Excess Cash on such date, plus

                       (B) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Excess Cash on such date, minus

                       (C) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Excess Cash on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.4.2.2 The Issuer shall, on the first Payment Date occurring at least 180 days after the date of any Asset Sale by the Issuer or any of its Subsidiaries (excluding Asset Sales in the ordinary course of business), prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 100% of the Net Cash Proceeds from such Asset Sale less the sum of the proceeds of such Asset Sale that shall have been used for Capital Expenditures prior to such Payment Date as permitted by subsection (e) of the Negative Covenants in Annex C and, if such Asset Sale consists of a Sale of Ecuadorian Assets, the amount of Net Cash Proceeds of such Asset Sale required to be applied in accordance with

Section 2.04(j) of the Letter of Credit Issuance and Reimbursement Agreement multiplied by (b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and (ii) the denominator of which is the sum of:

                       (A) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Net Cash Proceeds on such date, plus

                       (B) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Net Cash Proceeds on such date, minus

                       (C) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Net Cash Proceeds on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.4.2.3 On any date on which the Issuer shall, at its option, prepay, redeem, repurchase or in any manner defease or discharge any outstanding principal amount of any Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt prior to the scheduled maturity thereof the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of:

                  (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such time, multiplied by

                  (b)      a fraction of which:

                           (i) the numerator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt, as applicable, that is the subject of such prepayment or discharge (in each case immediately prior thereto), and

                           (ii) the denominator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or such Long Term Debt outstanding immediately prior to such prepayment or discharge.

In the event that the Issuer shall, at any time, with respect to any Long Term New Notes (other than the Long Term Working Capital Series Notes) or any Long Term Debt, enter into any amendment to, or in any other manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.4.2.3.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.4.2.4 Whenever the Issuer shall on any date make an optional prepayment or redemption of any outstanding Long Term Letter of Credit Advances under a Letter of Credit Facility prior to the scheduled maturity thereof then the Issuer shall on the date of such prepayment or redemption, prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of such Long Term Letter of Credit Advances prepaid and

                  (b)      the denominator of which is equal to:

                           (i) the aggregate principal amount of all Long Term Letter of Credit Advances under such Letter of Credit Facility and all Long Term MT Notes issued upon any Conversion of Long Term Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, plus

                           (ii) the aggregate Available Amounts of all Letters of Credit issued under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, minus

                           (iii) the aggregate amount of cash and investments thereof credited to the L/C Cash Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption.

In the event that the Issuer shall, at any time, with respect to any Long Term Letter of Credit Advances, enter into any amendment to, or in any manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.4.2.4.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.4.2.5 The Issuer shall, on the first Business Day that occurs at least 50 days after the end of each fiscal quarter of the Issuer, prepay the aggregate outstanding principal amount of the Long Term Working Capital Series Notes in an amount equal to 50% of the New Debt Amount with respect to such fiscal quarter multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding immediately prior to any prepayment pursuant to this subsection, and

                  (b)      the denominator of which is equal to

                           (i) the aggregate principal amount of the New Notes, outstanding immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (ii) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (iii) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such New Debt Amount, minus

                           (iv) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such New Debt Amount.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.4.2.6 On any date on which the Issuer shall at its option make any deposit to any L/C Collateral Account pledged in favor of the Lenders under any Letter of Credit Facility, at a time when no such deposit would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall, on the date of such deposit, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by (b) a fraction:

                  (A) the numerator of which is equal to the aggregate amount of cash so deposited into such L/C Cash Collateral Account in respect of such Letter of Credit Facility on such date, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facilities and New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such deposit, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such deposit, minus

                           (III) the aggregate amount of cash and investments thereof credited to such L/C Collateral Account immediately prior to such deposit.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.4.2.7 On any date on which the Issuer shall at its option reduce the Available Amount of any Letter of Credit issued under any Letter of Credit Facility by either (a) causing a new letter of credit for which the Issuer or one or more of its Subsidiaries is the account party to be issued other than under the Letter of Credit Issuance and Reimbursement Agreement or
(b) having the Issuer or one or more of its Subsidiaries create, assume, incur or suffer to exist a Lien on cash or financial assets for the benefit of, or contribute cash or financial assets to, the beneficiary thereof, at a time when no such reduction would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (i) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such date, multiplied by (ii) a fraction:

                  (A) the numerator of which is equal to the aggregate reductions of such Available Amounts in respect of such Letter of Credit issued under such Letter of Credit Facility, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facility and the New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility, in each case outstanding immediately prior to such reduction, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such reduction, minus

                           (III) the aggregate amount of cash and investments thereof credited to the L/C Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such reduction.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.4.2.8 Each prepayment under this Section 2.4.2 shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. All prepayments under this Section
2.4.2 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any Additional Amounts, LIBOR Funding Costs or other amounts due hereunder.

                  2.5      GENERAL PROVISIONS AS TO PAYMENTS

                  2.5.1 The Issuer shall make each payment of principal of, and interest on, the Long Term Working Capital Series Notes and of fees and other amounts payable hereunder, not later than 3:00 p.m. (New York City time) on the date when due, in immediately available funds in Dollars in New York City, to the Paying Agent at its address referred to in Section 9.2. The Paying Agent will promptly distribute to each Long Term Working Capital Series Holder its ratable share of each such payment received by the Paying Agent for the account of the Long Term Working Capital Series Holders. Whenever any payment of principal of, or interest on, the Long Term Working Capital Series Notes shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the immediately succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  2.5.2 Notwithstanding the provisions of Section 2.5.1, upon written notice to the Issuer and the Trustee by any Long Term Working Capital Series Note Holder that a payment to it by the Issuer hereunder be made in Argentina, such payment shall be made for the benefit of such Long Term Working Capital Series Note Holder to the Argentine Paying Agent, in which event the provisions of Section 2.5.1 relating to the Paying Agent shall apply mutatis mutandi to the Argentine Paying Agent.

                  2.5.3 The Bank of New York shall be the initial Paying Agent, and Banco Rio de la Plata S.A. shall be the initial Argentine Paying Agent, for the Long Term Working Capital Series Notes. The consent of the Majority Holders and the Issuer shall be required for the appointment of any successor in such capacities in respect of the Long Term Working Capital Series Notes.

                  2.5.4 It is understood and agreed by the parties hereto that, for all purposes of this Long Term Working Capital Series Supplemental Indenture and the other Note Documents, the Issuer may satisfy its payment obligations with respect to each of the Long Term Working Capital Series Notes by making payments in Cash to the Paying Agent or, if applicable pursuant to
Section 2.5.2, the Argentine Paying Agent, for the benefit of the party to whom any such payment is due and for the application thereof pursuant to the terms of the Indenture, and the Issuer's payment obligations hereunder with respect to the Long Term Working Capital Series Notes (i) may only be Satisfied in Cash, and (ii) shall be deemed satisfied and discharged only and to the extent Satisfied in Cash.

                  2.6      COMPUTATION OF INTEREST

                  All interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, during each Alternate Rate Period, for each day that the Alternative Basis Interest Rate is determined by reference to the rate applicable pursuant to Section 2.3.5(a) and the Alternative Basis Interest Rate is based upon the Prime Rate as contemplated therein, interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rate for any Interest Period or Alternate Rate Period will be calculated by the Calculation Agent in accordance with the provisions hereof and will be reported to the Trustee, the Paying Agent and the Argentine Paying Agent, as an amount of Dollars payable per U.S.$1,000 principal amount of Long Term Working Capital Series Notes at least 3 days prior to the applicable Payment Date.

                  2.7      LIBOR DISRUPTION

                  If (a) on or prior to the first day of any Interest Period the Calculation Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period, or (b) on or prior to the first day of any Interest Period the Majority Holders advise the Calculation Agent that the LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Long Term Working Capital Series Holders of purchasing and holding their Long Term Working Capital Series Notes during such Interest Period, the Calculation Agent shall forthwith give notice thereof (an "Alternate Rate Notice") in respect of such Interest Period to the Issuer, the Trustee and the Long Term Working Capital Series Holders, whereupon until the Calculation Agent gives notice (an "Alternate Rate Rescission Notice") to the Issuer, the Trustee and the Long Term Working Capital Series Holders that each circumstance giving rise to such Alternate Rate Notice no longer exists (it being understood that the Calculation Agent will give such notice reasonably promptly after it has knowledge that such circumstances have ceased to exist), the interest rate applicable to the Long Term Working Capital Series Notes shall be determined pursuant to Section 2.3.5.

                  2.8      ADDITIONAL AMOUNTS - TAXES

                  (a) In addition to the provisions of the Base Indenture, and, to the extent in conflict herewith, notwithstanding such provisions, the Issuer agrees that any and all payments by the Issuer hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any Taxes, excluding, (i) in the case of each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by any state or foreign jurisdiction under the laws of which such Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, is organized, or any political subdivision thereof, and (ii) in the case of each Long Term Working Capital Series Holder, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of its Holding Office or any political subdivision thereof (all such nonexcluded Taxes in respect of payments hereunder collectively, "Indemnifiable Taxes"). If any Indemnifiable Taxes are required to be withheld or deducted from any such payment, the Issuer shall pay such additional amounts as may be necessary to ensure that the amounts received by each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent (as the case may be) after such withholding or deduction (and after withholding or deduction on amounts payable under this Section 2.8) shall equal the respective amounts that would have been receivable from the Issuer (any such additional amounts required to be paid by the Issuer, "Additional Amounts").

                  (b) The Issuer shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (including the Personal Property Tax) that arise in any jurisdiction from any payment made hereunder or from the execution, delivery, enforcement or registration of this Agreement or any other document or instrument referred to herein or therein (collectively, "Other Taxes").

                  (c) The Issuer agrees to indemnify each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent for the full amount of Indemnifiable Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.8, imposed on or paid by any such Long Term Working Capital Series Holder, the New Notes Administrative Agent, the Paying Agent or Argentine Paying Agent, as the case may be, and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Issuer under the indemnity set forth in this subsection (c) shall be paid within 30 days from the date on which the applicable Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes under this Section 2.8, the Issuer will notify the Administrative Agent of such payment and, at the request of the Administrative Agent, furnish to the Administrative Agent at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof. Upon request, the Issuer shall provide the Administrative Agent with documentation reasonably satisfactory to the Administrative Agent evidencing the payment of any Additional Amounts. Copies of such documentation shall be made available by the Administrative Agent to the Long Term Working Capital Series Holders upon request.

                  2.9      ILLEGALITY

                  Notwithstanding any other provision of this Long Term Working Capital Series Supplemental Indenture, if any Long Term Working Capital Series Holder shall notify the Long Term Working Capital Series Administrative Agent that the introduction of or any change in or in the interpretation of a law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Long Term Working Capital Series Holder or its Holding Office to purchase, own, hold or maintain its Long Term Working Capital Series Note (after such Long Term Working Capital Series Holder used such reasonable efforts to transfer its Long Term Working Capital Series Notes if such transfer will avoid illegality and shall not, in the sole judgment of such Long Term Working Capital Series Holder, be disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder) the Issuer shall promptly redeem the Long Term Working Capital Series Note(s) held by such Long Term Working Capital Series Holder by paying the principal amount to be redeemed, together with accrued interest thereon to the date of redemption, together with any amounts payable pursuant to Section
2.10 in respect of such redemption.

                  2.10     YIELD PROTECTION

                  If, for any reason, the Issuer makes any payment of principal with respect to any Long Term Working Capital Series Note on any day other than the last day of the Interest Period then applicable thereto, the Issuer shall, promptly upon demand, reimburse each Long Term Working Capital Series Holder for any LIBOR Funding Costs incurred by such Long Term Working Capital Series Holder of such amount prepaid, provided that such Long Term Working Capital Series Holder shall have delivered to the Issuer a certificate as to the amount of such loss or expense, which certificate shall be conclusive and binding for all purposes, absent manifest error.

                  2.11     INCREASED COSTS AND REDUCED RETURN

                  2.11.1 If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Long Term Working Capital Series Holder (or its Holding Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, (i) shall subject any Long Term Working Capital Series Holder (or its Holding Office) to any tax, duty or other charge with respect to one or more of its Long Term Working Capital Series Notes, or shall change the basis of taxation of payments to any Long Term Working Capital Series Holder (or its Holding Office) of the principal of or interest on its Long Term Working Capital Series Notes or any other amounts due under this Indenture or any Long Term Working Capital Series Notes, except for the introduction of, or changes in the rate of, tax on the overall net income of such Long Term Working Capital Series Holder (or its Holding Office), or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which such Long Term Working Capital Series Holder is organized (or in which such Long Term Working Capital Series Holder's Holding Office is located); or
(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System and minimum reserve requirements of the European Central Bank but excluding any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Long Term Working Capital Series Holder (or its Holding Office) or shall impose on any Long Term Working Capital Series Holder (or its Holding Office) or the London interbank market any other condition affecting the purchasing, owning, holding or maintaining of any one or more Long Term Working Capital Series Notes by such Long Term Working Capital Series Holder (or its Holding Office) and the result of any of the foregoing is to increase the cost to such Long Term Working Capital Series Holder (or its Holding Office) or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) of purchasing, owning, holding or maintaining any one or more of its Long Term Working Capital Series Notes, or to reduce the amount of any sum received or receivable by such Long Term Working Capital Series Holder (or its Holding Office) under the Indenture and any one or more of its Long Term Working Capital Series Notes, by an amount deemed by such Long Term Working Capital Series Holder to be material (excluding, for purposes of this Section 2.11.1 any increased costs or any reductions resulting from any Indemnifiable Taxes or Other Taxes payable by the Issuer pursuant to Section 2.8), then, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent and the Calculation Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such increase or reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such increased cost or reduction.

                  2.11.2 If, on or after the date hereof, any Long Term Working Capital Series Holder shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on capital of any Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) as a consequence of such Long Term Working Capital Series Holder's purchasing, owning, maintaining or holding any Long Term Working Capital Series Notes to a level below that which such Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Long Term Working Capital Series Holder to be material, then from time to time, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have already done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such reduction.

                  2.11.3 Each Long Term Working Capital Series Holder will promptly notify the Issuer, the New Notes Administrative Agent and the Calculation Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Long Term Working Capital Series Holder to compensation pursuant to this Section
2.11. Each Long Term Working Capital Series Holder will, before requesting compensation for additional amounts pursuant to this Section 2.11, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize or eliminate the requirement of such compensation by transferring its Long Term Working Capital Series Notes to a different Holding Office or otherwise if such transfer or other action will avoid or reduce the need for compensation for such additional amounts and will not, in the sole judgment of such Long Term Working Capital Series Holder, be otherwise disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder; provided that no Long Term Working Capital Series Holder shall have any obligation to provide any information as to any possible actions or designations considered and taken or rejected by such Long Term Working Capital Series Holder or the reasons therefor. A certificate of any Long Term Working Capital Series Holder claiming compensation under this Section 2.11 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  2.11.4 The Issuer shall not be required to compensate a Long Term Working Capital Series Holder as provided by this Section 2.11 if the increased cost or reduction in respect of which such claim for additional amounts arises results solely from a requirement which is applicable to the relevant Long Term Working Capital Series Holder by reason of its financial condition or assets and which is not of general application to similar persons of a similar type in similar circumstances in the same jurisdiction.

                  2.12     NO DEFEASANCE OF LONG TERM WORKING CAPITAL SERIES
NOTES

                  Notwithstanding anything to the contrary in Article Twelve of the Base Indenture, no total or partial or covenant defeasance of the Long Term Working Capital Series Notes is permitted.

                  2.13     RANKING OF LONG TERM WORKING CAPITAL SERIES NOTES

                  The Long Term Working Capital Series Notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu with no preference among themselves. Payment obligations of the Issuer under the Long Term Working Capital Series Notes, except as is or may be provided under Argentine law, will rank at least pari passu in right of payment with all other present or future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

                  2.14     CERTAIN RIGHTS WHILE THE NOTES ARE IN GLOBAL FORM

                  For the avoidance of doubt, for so long as any Long Term Working Capital Series Note is held in global form, any rights or benefits accruing to any Long Term Working Capital Series Holder pursuant to Subsection 2.3.5(b) of Section 2.3 Interest Rates, Sections 2.8 Additional Amounts--Taxes,
2.9 Illegality, 2.10 Yield Protection, 2.11 Increased Costs and Reduced Return, and 9.12 Right of Set-Off, shall benefit the relevant Participants and Indirect Participants. Notwithstanding the provisions of Section 507 of the Base Indenture, such rights and benefits shall be directly enforceable by or on behalf of the Beneficial Owner.

                  2.15     SPECIAL TRANSFER PROVISIONS

                  2.15.1 In accordance with Section 2.2, each Long Term Working Capital Series Note hereunder will be issued substantially in the form of Exhibit A hereto in the form of one or more DTC Restricted Global Securities or Regulation S Global Securities, in accordance with Section 202 of the Base Indenture. Pursuant to Section 2.2.2, a beneficial owner of a Long Term Working Capital Series Note may exchange its interest in a Global Security for one or more Definitive Securities, on like terms. Transfers and exchanges subject to this Section 2.15 shall also be subject to the other provisions of the Indenture that are not inconsistent with this Section 2.15.

                  (a) Transfers of Interests in a DTC Restricted Global Security to QIBs. The transfer of an interest in a DTC Restricted Global Security to a QIB (excluding Non-U.S. Persons) may be effected only through the book-entry system maintained by the Depositary.

                  (b) Transfers of Definitive Restricted Securities. The Security Registrar shall register the transfer of any Definitive Security (i) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto or (ii) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (c) Transfers of Interests in Regulation S Securities Prior to the End of the Restricted Period. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Security prior to the end of the applicable Restricted Period:

                  (i) The Security Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) In the case of a Regulation S Global Security, if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of the documents referred to in clause (i)(y) and instructions given in accordance with the Depositary's and Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the DTC Restricted Global Security in an amount equal to the principal amount of the Regulation S Global Security to be transferred and the Trustee shall decrease the amount of the Regulation S Global Security in a like amount.

                  (d) Transfers of Interests in Regulation S Securities to U.S. Persons After the Restricted Period. The following provisions shall apply with respect to any transfer of interests in a Regulation S Security to U.S. Persons after the end of the applicable Restricted Period: The Security Registrar shall register the transfer of any such Security without requiring any additional certification beyond those required by other provisions of this Indenture.

                  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

                  (i) Prior to the end of the applicable Restricted Period, the Security Registrar shall register any proposed transfer of any Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor;

                  (ii) On and after the end of the applicable Restricted Period, the Security Registrar shall register any proposed transfer of an interest in a DTC Restricted Global Security or of a Restricted Definitive Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor; and

                  (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the DTC Restricted Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with the Depositary's and Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the DTC Restricted Global Security in an amount equal to the principal amount of beneficial interest in the DTC Restricted Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the interest in the DTC Restricted Global Security to be transferred, and the Trustee shall decrease the principal amount of the DTC Restricted Global Security so transferred in a like amount.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and in the Private Placement Legend. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer contained in this Indenture and in the Private Placement Legend. In connection with any transfer of Securities, each Holder agrees by its acceptance of such Securities to furnish to the Security Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15. The Issuer shall have the right, at its own expense, to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                                   ARTICLE 3

                  3.       COVENANTS

                  In addition to the covenants contained in Articles Eight and Ten of the Base Indenture, the Issuer agrees that, so long as any amount payable under any Long Term Working Capital Series Note remains unpaid, it will comply with the terms and covenants set forth in Annex C hereto and will comply with the terms and covenants set forth below:

                  3.1      INFORMATION

                  The Issuer shall deliver to the New Notes Administrative Agent (and the Administrative Agent shall, in turn, deliver to each Long Term Working Capital Series Holder) all information and reports furnished to the Trustee under Sections 703 and 1009 of the Base Indenture, in sufficient quantities for distribution to each Beneficial Owner.

                  3.2      USE OF PROCEEDS

                  The Long Term Working Capital Series Notes shall be issued to the Long Term Working Capital Series Holders to refinance existing indebtedness to Holders pursuant to the terms of the Note Purchase Agreement and the Settlement Agreements annexed thereto.

                  3.3      CNV FILING

                  After the Takedown with respect to each of the Long Term Working Capital Series Notes, the Issuer shall promptly (i) make the CNV Filing and provide the CNV with all required documents (including a certified Spanish translation of the Note Documents) in connection therewith and (ii) inform the New Notes Administrative Agent (which, in turn, will inform the Long Term Working Capital Series Holders) as to its compliance herewith.

                  3.4      MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST

                  Clause (ii) of the fifth paragraph of Section 1003 of the Base Indenture permitting the giving of notice by publication in a newspaper shall not apply to the Long Term Working Capital Series Notes.

                  3.5      CURRENCY OF PAYMENT

                  The Issuer agrees that, notwithstanding any foreign exchange restriction or prohibition in Argentina, any and all payments hereunder shall be made exclusively in Dollars in immediately available funds. In the event any such foreign exchange restriction or prohibition is in effect, the Issuer shall during the continuance of such prohibition at its own expense, obtain such Dollars including, (i) by purchasing in Argentina (in compliance with any applicable Argentine Central Bank or other Governmental Authority regulation in force at the time of such purchase), any Dollar denominated public or private debt or equity tradable security issued in Argentina and tradable in foreign markets and transferring and selling the same outside of Argentina for Dollars, or (ii) by means of any other legal and appropriate mechanism for the acquisition of Dollars. No form of payment shall be deemed to constitute payment of the applicable Obligation until receipt of the full amount of Dollars due in respect thereof. All costs, expenses and taxes payable in connection with this
Section 16 shall be for the account of the Issuer.

                                   ARTICLE 4

                  4.       REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the Issuer, as set forth in Annex B hereto, are incorporated herein by reference in their entirety.

                                   ARTICLE 5

                  5.       DEFAULTS

                  5.1      EVENTS OF DEFAULT

                  Upon the occurrence of any Event of Default set forth in Annex D hereto, the Trustee, at the written direction of the Majority Holders, by notice in writing to the Issuer (and to the Trustee if given by Long Term Working Capital Series Holders), may declare the principal amount of all the Long Term Working Capital Series Notes then outstanding and all interest and other amounts of Debt Service accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable (to the extent not already due and payable), anything in the Indenture or herein contained to the contrary notwithstanding. If an Event of Default described in Clauses (i), (j) or (k) of the Events of Default set forth in Annex D, other than in the case of Material Subsidiaries, occurs and is continuing, then and in each and every such case, the principal amount of all the Long Term Working Capital Series Notes then outstanding and all interest and other amounts of Debt Service accrued thereon shall, without any notice to the Issuer or any other act on the part of the Trustee or any Long Term Working Capital Series Holder, become and be immediately due and payable, anything in the Indenture or herein contained to the contrary notwithstanding. In addition, the Majority Holders may instruct the Trustee to take any action permitted by
Section 503 of the Base Indenture.

                  At any time after such a declaration of acceleration has been made with respect to the Long Term Working Capital Series Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Base Indenture, the Required Holders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Issuer has paid or deposited with the Trustee a sum in Dollars sufficient to pay

                           (A) all overdue installments of interest on the Long Term Working Capital Series Notes, and

                           (B) the principal of (and premium, if any, on) any Long Term Working Capital Series Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Long Term Working Capital Series Notes to the extent that payment of such interest is lawful, and

                           (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Long Term Working Capital Series Notes to the extent that payment of such interest is lawful, and

                  (2) all Events of Default in respect of Long Term Working Capital Series Notes, other than the nonpayment of the principal of the Long Term Working Capital

         Series Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Base Indenture.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  The foregoing provisions shall be without prejudice to the rights accorded to any individual Long Term Working Capital Series Holder to initiate actions against the Issuer under New York State law or Section 29 of the Negotiable Obligations Law. The Trustee, the Registrar and the Paying Agents shall be entitled to assume that no such proceedings have been instituted, unless they have received written notice from a Long Term Working Capital Series Holder or the Issuer to the contrary.

                  5.2      WAIVER OF PAST DEFAULTS

                  Notwithstanding the provisions of Section 513 of the Base Indenture, action by the Majority Holders shall be required for the waiver of past uncured defaults in respect of the Long Term Working Capital Series Notes as provided in Section 513 of the Base Indenture.

                  5.3      NOTICE OF DEFAULTS

                  The provisions of Section 602 of the Base Indenture shall not apply to the Long Term Working Capital Series Notes and the following shall be substituted therefor in respect of Long Term Working Capital Series Notes and for all purposes of this Long Term Working Capital Series Supplemental
Indenture:

                  "Section 602. Notice of Defaults. Promptly after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Long Term Working Capital Series Holders and Long Term Working Capital Series Agents, as their names and addresses appear in the Security Register, notice of such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived."

                                   ARTICLE 6

                  6.       THE LONG TERM WORKING CAPITAL SERIES AGENTS AND THE
TRUSTEE

                  6.1      APPOINTMENT AND AUTHORIZATION

                  6.1.1 The Issuer irrevocably appoints and authorizes, and by its acceptance of any Long Term Working Capital Series Note each Long Term Working Capital Series Holder irrevocably appoints and authorizes, in each case to the fullest extent permitted under applicable law, (i) The Bank of New York as Co-Security Registrar, Authenticating Agent, Paying Agent and Transfer Agent, and, (ii) Banco Rio de la Plata S.A., as Security Registrar, Argentine Paying Agent and Transfer Agent, and (iii) JPMorgan Chase as Administrative Agent and Calculation Agent, in respect of the Long Term Working Capital Series Notes (each of The Bank of New York, Banco Rio de la Plata S.A. and JPMorgan Chase, in its relevant agency capacities hereunder, a "Long Term Working Capital Series Agent" and together the "Long Term Working

Capital Series Agents"), to take such action as agent in respect of the Long Term Working Capital Series Notes and to exercise such powers under this Long Term Working Capital Series Supplemental Indenture and the Long Term Working Capital Series Notes as are specifically delegated to the relevant Long Term Working Capital Series Agents in such respective capacities by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto (including, but not limited to, all the duties that would normally be performed by the Trustee as Co-Security Registrar, Principal Paying Agent, Transfer Agent and Authenticating Agent under the Indenture). In addition to any notice required by this Long Term Working Capital Series Supplemental Indenture, each such Long Term Working Capital Series Agent shall give the Trustee prompt notice of any action taken by such Long Term Working Capital Series Agent in compliance with its duties as Administrative Agent, Security Registrar, Paying Agent, Authenticating Agent and Transfer Agent.

                  6.1.2 The Bank of New York shall, as Co-Security Registrar, keep a registry of each of the Long Term Working Capital Series Notes, containing the information elicited from the Long Term Working Capital Series Holders in such Long Term Working Capital Series Holders' Administrative Questionnaire, as well as a record of (i) all transfers of each of the Long Term Working Capital Series Notes and all liens created upon each of the Long Term Working Capital Series Notes, (ii) auctions (if any) of each of the Long Term Working Capital Series Notes by pledgors or as holders of a security interest thereon and (iii) decisions by courts of law regarding transfers of, and the creation or cancellation of any liens and attachments on, each of the Long Term Working Capital Series Notes. The Security Registrar agrees to provide any such information, upon request, to the Administrative Agent and the Paying Agent. The designation of The Bank of New York as Co-Security Registrar, Transfer Agent, in each case shall be without prejudice to the designation of Banco Rio de la Plata S.A., as the Security Registrar, who will keep a like original register in Argentina as provided in Section 305 of the Base Indenture.

                  6.1.3 (i) Except to the extent imposed by non-waivable provisions of applicable law, the Trustee shall have no responsibility to the Long Term Working Capital Series Holders in respect of any obligation delegated to the New Notes Administrative Agent by the terms hereof. The Trustee shall have no liability for any acts or omissions of the New Notes Administrative Agent. Notwithstanding the provisions of the Indenture, the Trustee shall have no liability for the fees or expenses of the New Notes Administrative Agent in its capacity as Authenticating Agent (if the New Notes Administrative Agent acts as Authenticating Agent).

                  (ii) Except to the extent imposed by non-waivable provisions of applicable law, the New Notes Administrative Agent shall have no responsibility to the Long Term Working Capital Series Holders in respect of any obligation delegated to the Trustee by the terms hereof. The New Notes Administrative Agent shall have no liability for any acts or omissions of the Trustee.

                  6.2      AGENT AND AFFILIATES

                  For so long as JPMorgan Chase, Banco Rio de la Plata S.A., or any of their affiliates is a Long Term Working Capital Series Holder, JPMorgan Chase, Banco Rio de la Plata S.A., or such affiliate shall have the same rights and powers under the Indenture as any other Long Term Working Capital Series Holder and may exercise or refrain from exercising the same as though it or one of its affiliates were not the New Notes Administrative Agent, Calculation Agent, Security Registrar, Argentine Paying Agent, and/or Transfer Agent (as the case may be) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Issuer or any Subsidiary or Affiliate of the Issuer as if it were not acting in such agency capacities.

                  6.3      ACTION BY LONG TERM WORKING CAPITAL SERIES AGENTS

                  The obligations of the Long Term Working Capital Series Agents hereunder are only those expressly set forth herein, provided that a Long Term Working Capital Series Agent may (but is not obligated to) act hereunder and under the other Note Documents in its reasonable discretion or pursuant to the instructions of the Majority Holders in respect of the Long Term Working Capital Series Notes, provided that if such instructions are conflicting or unclear, the Long Term Working Capital Series Agent that has received such instructions may request reasonable clarification thereof and will not be obligated to act pursuant to such instructions until clarified in a satisfactory manner. Without limiting the generality of the foregoing, a Long Term Working Capital Series Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Article 5, shall not be a trustee for or have any fiduciary duty with respect to any Long Term Working Capital Series Holder or any other Person hereunder and shall not be acting as a Trustee, under the Trust Indenture Act or otherwise. Notwithstanding the last sentence of the second paragraph of Section 5.1, no Long Term Working Capital Series Agent shall enter into any legal proceedings on behalf of a Long Term Working Capital Series Holder without the prior written consent of such Long Term Working Capital Series Holder. A Long Term Working Capital Series Agent shall not be obligated to take any action, unless directed by the Majority Holders in respect of the Long Term Working Capital Series Notes, which would require it to expend its own funds or incur monetary liability unless it has received adequate assurance that it shall receive satisfactory indemnity therefor.

                  6.4      CONSULTATION; ADDITIONAL AGENTS

                  Any Long Term Working Capital Series Agent may consult with legal counsel (who may be counsel for the Issuer, provided that any consultation with counsel for the Issuer shall only occur with the consent of the Issuer, which consent shall not be unreasonably withheld), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Any Long Term Working Capital Series Agents may appoint an agent or agents (including an Affiliate of such Long Term Working Capital Series Agent) to perform its duties and obligations under this Long Term Working Capital Series Supplemental Indenture and the other Note Documents. Any other agent appointed in accordance with the provisions of this Section 6.4 shall enjoy the same protections, immunities and indemnities as are provided for in this Long Term Working Capital Series Supplemental Indenture.

                  6.5      LIABILITY OF LONG TERM WORKING CAPITAL SERIES AGENTS

                  None of the Long Term Working Capital Series Agents nor any of their Affiliates nor any of their respective directors, officers, agents, advisors or employees shall be liable to any

Long Term Working Capital Series Holder for any action taken or not taken by it in connection herewith (i) with the express written consent of or at the express written request of the Majority Holders in respect of the Long Term Working Capital Series Notes or (ii) in the absence of its own gross negligence or willful misconduct. None of the Long Term Working Capital Series Agents nor any of their Affiliates nor any of their respective directors, officers, agents, advisors or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Long Term Working Capital Series Supplemental Indenture or any issuance or sale of Long Term Working Capital Series Notes hereunder; (ii) the performance or observance of any of the covenants or agreements of the Issuer; (iii) the satisfaction of any condition specified in the Note Documents; or (iv) the validity, effectiveness or genuineness of this Long Term Working Capital Series Supplemental Indenture, the Long Term Working Capital Series Notes or any other instrument or writing furnished in connection herewith. The New Notes Administrative Agent shall not incur any liability to any Long Term Working Capital Series Holder by acting in reliance upon any notice, consent, certificate, statement or writing (which may be a bank wire, facsimile transmission or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

                  6.6      SUCCESSOR AGENT

                  6.6.1 Subject to appointment of a successor, the New Notes Administrative Agent may resign at any time, and the Majority Holders may remove the New Notes Administrative Agent in respect of the Long Term Working Capital Series Notes at any time by giving notice thereof to the New Notes Administrative Agent, the Trustee, each Long Term Working Capital Series Holder, the CNV and the Issuer. Upon any such pending resignation or removal, the Issuer shall have the right to appoint a successor agent, which appointment shall be subject to the approval of the Majority Holders. The Issuer shall give the Trustee prompt notice of such appointment. If no successor New Notes Administrative Agent shall have been so appointed by the Issuer and have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation or the Majority Holders give notice of such removal, then the retiring New Notes Administrative Agent may, at the expense of the Issuer, on behalf of the Majority Holders and the Issuer, appoint a successor New Notes Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S.$400,000,000 and notify the Issuer, the Trustee and each of the Long Term Working Capital Series Holders of such appointment. Upon the acceptance of its appointment as New Notes Administrative Agent hereunder by a successor New Notes Administrative Agent, such successor New Notes Administrative Agent shall give notice thereof to the Trustee and the CNV and shall thereupon succeed to and become vested with all the rights and duties of the retiring New Notes Administrative Agent, and the retiring New Notes Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's registration or removal hereunder as New Notes Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was New Notes Administrative Agent.

                  6.6.2 The terms and conditions of Section 6.6.1 shall apply mutatis mutandis to the appointment of any successor Paying Agent or Calculation Agent (including with respect to the rights and obligations of each Paying Agent and Calculation Agent).

                  6.7      APPLICATION OF MONEY COLLECTED

                  Any money collected by the Trustee with respect to the Long Term Working Capital Series Notes pursuant to Article Five of the Base Indenture shall, notwithstanding any provision to the contrary of Section 506 of the Base Indenture, be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Long Term Working Capital Series Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: (i) to pay all amounts due to the Trustee in respect of the Long Term Working Capital Series Notes under Section 607 of the Base Indenture and (ii) ratably, to pay all amounts then due and payable to the Trustee and the Long Term Working Capital Series Agents in respect of the Long Term Working Capital Series Notes under the Note Documents.

                  SECOND: ratably, to pay to the Long Term Working Capital Series Holders the regularly scheduled interest (not including Default Interest) accrued and unpaid in respect of the Long Term Working Capital Series Notes.

                  THIRD: ratably, to pay to the Long Term Working Capital Series Holders the unpaid principal then due and payable in respect of the Long Term Working Capital Series Notes.

                  FOURTH: ratably, to pay to any applicable payee any other unpaid Note Payment amount with respect to the Long Term Working Capital Series Notes (including, without limitation, Default Interest then accrued and unpaid) then due and payable.

                  FIFTH: after the payment and satisfaction in full of all Note Payment obligations with respect to the Long Term Working Capital Series Notes, to pay the remaining balance, if any, to the Issuer; each such payment to be made without preference or priority of any kind.

                  6.8      REMOVAL OF TRUSTEE

                  Notwithstanding the provisions of Section 609(c) of the Base Indenture, action by Majority Holders shall be required to remove the Trustee with respect to the Long Term Working Capital Series Notes under the provisions of Section 609(c) of the Base Indenture.

                  6.9      INDEMNIFICATION

                  The Issuer agrees to indemnify and hold harmless each of the Trustee, each Long Term Working Capital Series Agent, each Long Term Working Capital Series Holder and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an

"Indemnified Party") from and against any and all claims, damages, losses, costs and other liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Note Documents, any of the transactions contemplated thereby or the engagement of any Indemnified Party pursuant to, and the performance by any Indemnified Party of the services contemplated by, the Note Documents and will reimburse each Indemnified Party for all out-of-pocket expenses; provided that no Indemnified Party shall have any right to be indemnified hereunder for its own willful misconduct or gross negligence, as determined in a final, non-appealable judgment by a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 6.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceedings is brought by the Issuer, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Issuer also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Issuer or any of its Affiliates related to or arising out of the engagement of any Indemnified Party pursuant to, or the performance by any Indemnified Party of the services contemplated by, any of the Documents, except to the extent that any loss, claim, damage or liability is finally judicially determined to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. The Issuer agrees that no Indemnified Party shall be liable under the Documents, or in respect of the Long Term Working Capital Series Notes or any transactions related thereto, for any special, indirect, consequential or punitive damages.

                  6.10     SURVIVAL

                  The provisions of this Article 6 shall survive the resignation or removal of any Long Term Working Capital Series Agent or the termination or expiration of any Note Document.

                                   ARTICLE 7

                  7.       SECURITYHOLDERS' LISTS AND COMPANY INFORMATION

                  7.1      PRESERVATION OF INFORMATION; COMMUNICATIONS TO
HOLDERS

                  Notwithstanding the provisions of Section 702(b) of the Base Indenture, any single Long Term Working Capital Series Holder may, regardless of the period for which it has held Long Term Working Capital Series Notes, at any time apply in writing to the Trustee stating that such Long Term Working Capital Series Holder desires to communicate with the Long Term Working Capital Series Holders, and the Trustee shall promptly afford any such applicant access to the information preserved by the Trustee in accordance with Section 702(a) of the Base Indenture.

                                   ARTICLE 8

                  8.       REDEMPTION OF SECURITIES

                  8.1 SELECTION OF LONG TERM WORKING CAPITAL SERIES NOTES TO BE REDEEMED

                  Notwithstanding the provisions of Section 1103 of the Base Indenture, any redemption of Long Term Working Capital Series Notes as contemplated thereby shall be pro rata by principal amount as among the Holders of all Long Term Working Capital Series Notes outstanding at the time of such redemption.

                  8.2      PURCHASE OF SECURITIES BY THE ISSUER

                  The provisions of Section 1110 of the Base Indenture shall not apply to the Long Term Working Capital Series Notes and neither the Issuer nor any of its Subsidiaries or Affiliates shall be permitted to purchase the Long Term Working Capital Series Notes in the open market, by tender or in any privately negotiated transaction or otherwise.

                                   ARTICLE 9

                  9.       MISCELLANEOUS

                  9.1      INCORPORATION OF INDENTURE

                  Under this Long Term Working Capital Series Supplemental Indenture and in accordance with the terms and provisions of the Long Term Working Capital Series Notes, the following Provisions of the Base Indenture are superseded and of no force or effect with respect to the Long Term Working Capital Series Notes: Sections 502, 602, and Article 12. In all other respects the Base Indenture, as supplemented by and, in the case of Articles 8 and 10 of the Base Indenture as modified or supplemented by Article 3 hereof and in the case of Sections 117, 506, 513, 609(c) of the Base Indenture, as modified or supplemented by Sections 9.5, 5.1, 6.7, 5.2 and 6.8 respectively, of this Long Term Working Capital Series Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Long Term Working Capital Series Notes, the Base Indenture as supplemented and amended by this Long Term Working Capital Series Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  9.2      NOTICES

                  All notices, requests and other communications to any party hereunder shall, in addition to any requirements under applicable Argentine law, be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

                  9.2.1 in the case of the Issuer, the Trustee, the Security Registrar, the Co-Security Registrar, the Paying Agent, the Argentine Paying Agent, the New Notes Administrative Agent, the Calculation Agent, the Authenticating Agent or the Transfer Agent at its address, facsimile number or telex number set forth on the signature pages hereof, or

                  9.2.2 in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Issuer in accordance with the terms of this Section 9.

                  Notwithstanding any other provision of the Indenture or this Long Term Working Capital Series Supplemental Indenture each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section and confirmation of receipt is received, (iii) if given by mail, upon receipt or (vi) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Administrative Agent and the Issuer under Article 2 shall not be effective until received.

                  9.3      NO WAIVERS

                  No failure or delay by the Trustee, the Long Term Working Capital Series Agents or any Long Term Working Capital Series Holder in exercising any right, power or privilege hereunder or under any Long Term Working Capital Series Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9.4      AMENDMENTS AND WAIVERS; SUPPLEMENTAL INDENTURE

                  Any provision of the Indenture or this Long Term Working Capital Series Supplemental Indenture may be amended, supplemented or waived in any manner affecting the Long Term Working Capital Series Holders, if, but only if, such amendment, supplement or waiver is in writing and is signed by the Trustee, the Issuer and the Long Term Working Capital Series Agents (with the consent of the Required Holders); provided that no such amendment or waiver shall, unless consented to by all the Long Term Working Capital Series Holders
(i) reduce the principal of or rate of interest on any Long Term Working Capital Series Note, (ii) postpone the date fixed for any payment of principal of or interest on any Long Term Working Capital Series Note or any fees or other amounts payable hereunder, (iii) change the percentage of the aggregate unpaid principal amount of the Long Term Working Capital Series Notes or the number of Long Term Working Capital Series Holders which shall be required to take any action under this Section or any other provision of this Long Term Working Capital Series Supplemental Indenture, (iv) change the currency of payment, (v) change any place of payment, (vi) change the ranking of the Long Term Working Capital Series Notes, (vii) change the governing law under Section 9.11 or
(viii) change the definition of "Required Holder" or "Majority Holder." The foregoing shall be without prejudice to Section 902 of the Base Indenture.

                  9.5      JUDGMENT CURRENCY

                  If for the purposes of obtaining a judgment in any court enforcing the obligations of the Issuer hereunder or under the Long Term Working Capital Series Notes it is necessary to convert a sum due from the Issuer in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the Trustee or each Long Term Working Capital Series Holder as the case may be could purchase Dollars with such currency at or about 11:00 a.m. (New York City time) on the Business Day preceding the day on which final judgment is given.

                  The obligations of the Issuer in respect of any sum due to any Long Term Working Capital Series Holder hereunder or under the Long Term Working Capital Series Notes shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Long Term Working Capital Series Holder of any sum adjudged to be so due in such other currency, the Trustee or any Long Term Working Capital Series Holder, as the case may be, may, in accordance with normal banking procedures purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to such Long Term Working Capital Series Holder in Dollars, the Issuer agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or such Long Term Working Capital Series Holder as the case may be against such loss, and if the amount of U.S. Dollars so purchased exceeds the sum originally due to such Long Term Working Capital Series Holder, such Long Term Working Capital Series Holder shall remit such excesses to the Issuer.

                  9.6      WAIVER OF JURY TRIAL

                  EACH OF THE ISSUER, THE LONG TERM WORKING CAPITAL SERIES AGENTS AND THE LONG TERM WORKING CAPITAL SERIES HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LONG TERM WORKING CAPITAL SERIES SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.7 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF ARRAIGO

                  9.7.1 The parties to this Long Term Working Capital Series Supplemental Indenture hereby submit to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Long Term Working Capital Series Supplemental Indenture or the transactions contemplated hereby. The parties to this Long Term Working Capital Series Supplemental Indenture irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  9.7.2 The Issuer hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in any New York State or Federal court sitting in New York City may be made upon CT Corporation System, presently located at 111 Eighth Avenue, New York, NY 10011 (the "Process Agent"), and the Issuer hereby irrevocably appoints the Process Agent its true and lawful agent in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. As an alternative method of service, the Issuer also irrevocably consents to the service of any and all process in any such suit, action or proceeding in such New York State or Federal court sitting in New York City by the mailing of copies of such process to the Issuer.

                  9.7.3 The parties to this Long Term Working Capital Series Supplemental Indenture hereby irrevocably waive, to the fullest extent now or hereafter permitted under the laws of Argentina or other relevant jurisdiction, the right to demand that any Long Term Working Capital Series Agent or any Long Term Working Capital Series Holder post a performance bond or guarantee (excepcion de arraigo) in any action or proceeding initiated against the parties to this Long Term Working Capital Series Supplemental Indenture in Argentina in connection with this Long Term Working Capital Series Supplemental Indenture, the other Note Documents or the transactions contemplated hereby or thereby.

                  Nothing in this Section 9.7 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereby may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  9.8      WAIVER OF SOVEREIGN IMMUNITY

                  To the extent that the parties to this Long Term Working Capital Series Supplemental Indenture have or hereafter may be entitled to claim or may acquire, for themselves or any of their assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to themselves or their property, they hereby irrevocably waive such immunity in respect of their obligations hereunder and under the other Note Documents to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agree that the waivers set forth in this Section 9.8 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act to the extent permitted thereby.

                  9.9      KNOWLEDGE OF TRUSTEE

                  The Trustee shall not be deemed to have knowledge of any amendment to any Note Document to which it is not party unless it has received a copy thereof from the Administrative Agent, certified by the New Notes Administrative Agent to be a true and correct copy thereof. No amendment to any Note Document which affects the rights and obligations of the Trustee hereunder shall be effective without the consent of the Trustee thereto.

                  9.10     MODIFICATION OF THE INDENTURE

                  Except as expressly modified by this Long Term Working Capital Series Supplemental Indenture or any other Note Document, the provisions of the Indenture shall govern the terms and conditions of the Long Term Working Capital Series Notes.

                  9.11     GOVERNING LAW

                  This Long Term Working Capital Series Supplemental Indenture and each Long Term Working Capital Series Note shall be governed by and construed and interpreted in accordance with the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Long Term Working Capital Series Notes by the Issuer, the approval thereof by the CNV for the offering of the Long Term Working Capital Series Notes to the public in Argentina and matters relating to the legal requirements necessary for the Long Term Working Capital Series Notes to qualify as obligaciones negociables under Argentine law shall be governed by the Negotiable Obligations Law and other applicable Argentine laws and regulations.

                  9.12     RIGHT OF SET-OFF

                  Upon the occurrence and during the continuance of any Event of Default, and so long as any payment obligation is owing under the Indenture or any Long Term Working Capital Series Notes by the Issuer to any Long Term Working Capital Series Note Holder, each such Holder and each of its Affiliate is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time, held and other indebtedness at any time owing by such Holder or such Affiliates to or for the credit or the account of the Issuer against any and all of the obligations of the Issuer now or hereafter existing under the Indenture or any Long Term Working Capital Series Notes held by such Holder, whether or not such Holder shall have made any demand under the Indenture or any Long Term Working Capital Series Note and although such obligations may be unmatured. The rights of each Holder and its Affiliates under this Section 9.12 are in addition to other rights and remedies that such Holder and its Affiliates may have. Any Holder exercising its rights under this Section 9.12 shall give notice thereof to the Issuer and the New Notes Administrative Agent promptly after the exercise of such rights; provided that failure to give such notice shall not affect the validity of such exercise.

                  9.13     COUNTERPARTS

                  This Long Term Working Capital Series Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Long Term Working Capital Series Supplemental Indenture to be duly executed by their respective authorized officers all as of the day and year first above written.

                                              PECOM ENERGIA S.A.

Address:                                      By: ______________________________
                                                  Name:
         Maipu 1, Piso 20                         Title:
         C1084ABA Buenos Aires
         Argentina

         Attn: [__________]                   By: ______________________________
                                                  Name:
Fax Number:                                       Title:
(5411) 4344-6325

                                              THE BANK OF NEW YORK, as Trustee,
                                              Co-Security Registrar,
                                              Authenticating Agent, Paying
                                              Agent and Transfer Agent

Address:                                      By: ______________________________
                                                  Name:
         [101 Barclay St                          Title:
         Floor 21 West
         New York, NY 10286]

         Attn: [__________]

Fax Number:
         (212) 815-5802

                                              BANCO RIO DE LA PLATA S.A., as
                                              Security Registrar, Argentine
                                              Paying Agent and Transfer Agent

Address:                                      By: ______________________________
                                                  Name:
         [Bartolme Mitre 480-Piso 6(to)
         Buenos Aires, Argentina]

         Attn: [Eduardo Rodriguez Sapey]

Fax Number:
         [(5411) 4341-1013
         (5411) 4341-2827]

                                              JPMORGAN CHASE as Administrative
                                              Agent and as Calculation Agent

Address:                                      By: ______________________________
                                                  Name:
         [1 Chase Manhattan Plaza                 Title:
         8th Floor
         New York, NY 10081

         Attn: [Lascelles Thompson/Ora Summerlin]

Fax Number:
         (212) 552-5646

                                                                       EXHIBIT A

                      TO LONG TERM WORKING CAPITAL SERIES SUPPLEMENTAL INDENTURE

     [FORM OF LONG TERM FLOATING RATE WORKING CAPITAL SERIES NOTE DUE 2007]

                              [FORM OF GLOBAL NOTE]

CUSIP NO.:  [         ]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               PECOM ENERGIA S.A.

                  Incorporated in Argentina as a sociedad anonima (a corporation with limited liability) on November 6, 1946, having legal domicile at Maipu 1, Buenos Aires, Argentina registered with the Public Registry of Commerce (Registro Publico del Comercio) on November 17, 1947 under No. 759, Folio 569, Book 47, Volume A of the Estatutos Nacionales, with a term expiring on June 18, 2046.

                   [DTC RESTRICTED][REGULATION S] GLOBAL NOTE

                               representing up to

                                   US$[     ]

                           Aggregate Principal Amount

                                       of

                           Floating Rate Notes due [ ]

US$[       ]                                                            No. [  ]

[TO BE INCLUDED ONLY ON RESTRICTED NOTE] THIS DTC RESTRICTED GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS REGISTERED GLOBAL NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS REGISTERED GLOBAL NOTE EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER

THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND UPON DELIVERY OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER); (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (D) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT (UPON PROVISION OF AN INVESTOR LETTER AVAILABLE FROM THE TRANSFER AGENT IN NEW YORK CITY, AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL, EACH IN A FORM SATISFACTORY TO THE ISSUER), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. TERMS USED IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  PECOM ENERGIA S.A., an Argentine corporation duly organized and existing under the law of the Republic of Argentina (referred to herein as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns (the "Registered Holder"), upon surrender hereof the principal sum of U.S. dollars [ ] (US$[ ]) or such amount as shall be the outstanding principal amount hereof after (i) subtracting all prepayments of principal made in respect of this [DTC Restricted][Regulation S] Global Note pursuant to the terms set forth on the reverse hereof; (ii) subtracting the aggregate principal amount of any Definitive Registered Global Securities (capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture referred to below) that are part of the issue of Securities of which this [DTC Restricted][Regulation S] Global Note is a part (the "Applicable Tranche") and that are issued upon transfer of or in exchange for a portion or portions hereof, (iii) subtracting the aggregate principal amount by which the aggregate principal amount of the [DTC Restricted] [Regulation S] Global Note that is part of the Applicable Tranche is increased following a transfer of a portion or portions hereto for a resulting portion or portions of such [DTC Restricted][Regulation S] Global Note, (iv) adding the aggregate principal amount by which the aggregate principal amount of such [DTC Restricted][Regulation S] Global Note is decreased following a transfer of a portion or portions of such [DTC Restricted][Regulation S] Global Note for a resulting portion or portions hereof and (v) adding the aggregate principal amount of any Definitive Registered Global Notes that are part of the Applicable Tranche and that are canceled upon transfer or exchange for a resulting portion or portions hereof on [ ], [ ], or on such earlier date as the principal hereof may become due in accordance with the provisions hereof (the "Maturity Date"). The Issuer further unconditionally promises to pay interest in arrears on each Payment Date, beginning on [ ], 2002 and the Maturity Date on any outstanding portion of the unpaid principal amount hereof at a rate per annum determined in accordance with Section 2.2 on the reverse hereof and to pay any Additional Amounts payable in accordance with the Indenture and the Terms and Conditions of the Notes endorsed hereon (the "Terms and Conditions"). Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from [ ], [ ], until payment of said principal sum has been made or duly provided for. This being a [DTC Restricted][Regulation S] Global Note deposited with the Registered Holder, as holder of record of this [DTC Restricted][Regulation S] Global Note, the Registered Holder shall be entitled to receive payments of principal and interest by wire transfer of immediately available Dollars, provided that principal and interest due at maturity shall be paid only upon surrender hereof.

                  [The statements set forth in the restricted legend set forth above are an integral part of the terms of this DTC Restricted Global Note and by acceptance hereof each holder of this DTC Restricted Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend.]

                  This [DTC Restricted][Regulation S] Global Note is issued in respect of an issue of US$[ ] aggregate principal amount of Notes of the Issuer and is governed by the Amended and Restated Indenture (the "Base Indenture") between the Issuer and The Bank of New York, as supplemented by the [ ] Supplemental Indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture") New York Office, as Trustee, and Securities Registrar, the terms of which Indenture are incorporated herein by reference. This [DTC Restricted][Regulation S] Global Note shall in all respects be entitled to the same benefits as other Notes under the Indenture.

                  Upon any exchange or transfer of all or a portion of this [DTC Restricted] [Regulation S] Global Note for Definitive Registered Notes or a portion or portions of the [DTC Restricted][Regulation S] Global Note, or upon any exchange or transfer of Definitive Registered Notes or a portion or portions of the [DTC Restricted][Regulation S] Global Note for an interest in this [DTC Restricted][Regulation S] Global Note, in accordance with the terms of the [DTC Restricted][Regulation S] Global Note, this [DTC Restricted][Regulation S] Global Note shall be endorsed to reflect the chance of the principal amount evidenced hereby as provided for in the Indenture.

                  This Note constitutes an obligacion negociable under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is entitled to the benefits set forth therein and is subject to the procedural requirements thereof. In the case of an occurrence of a default by the Issuer in the payment of any amount due under this Note, the Holder of this Note is entitled to take summary judicial proceedings (accion ejecutiva) in order to recover payment of any such amount.

                  This Long Term Working Capital Series Note has been issued pursuant to a resolution of an extraordinary meeting of shareholders of the Issuer passed on April 8, 1998, and resolutions of the Board of Directors of the Issuer passed on April 17, 1998 and September 18, 2002.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be valid or obligatory for any purpose.

                  AS PROVIDED BY DECREE NO. 259/96, THE AMOUNTS PAYABLE PURSUANT TO THIS LONG TERM WORKING CAPITAL SERIES NOTE ARE PAYABLE

TO THE REGISTERED HOLDER OR ITS REGISTERED ASSIGNS AS RECORDED ON THE NOTE REGISTRAR KEPT BY THE SECURITY REGISTRAR.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS ARE INCORPORATED BY REFERENCE IN THEIR ENTIRETY AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  IN WITNESS WHEREOF, PECOM ENERGIA S.A. has caused this Note to be duly executed.

                                      PECOM ENERGIA S.A.,

Dated:_______________                 By:_______________________________________
                                         Name:
                                         Title:  Director

                                      By:_______________________________________
                                         Name:
                                         Title:  Syndic

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      The Bank of New York, as Trustee,

                                      By: ______________________________________
                                                   Authorized Signatory

                                [REVERSE OF NOTE]

                              TERMS AND CONDITIONS

                  These Terms and Conditions (these "Terms") apply to and are incorporated in this Long Term Working Capital Series Note which is one of the duly authorized issue of Obligaciones Negociables (negotiable obligations, hereinafter called the "Securities") of PECOM ENERGIA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), of the series herein specified (Long Term Working Capital Series), all issued or to be issued under and pursuant to an Amended and Restated Indenture (as in effect on the date hereof, the "Base Indenture") dated as of August 1, 2002, duly executed and delivered by the Issuer and [___________], as Trustee (herein called the "Trustee") and as supplemented by the Fourth Supplemental Indenture dated as of October 4, 2002 (the "Long Term Working Capital Series Supplemental Indenture") (as the Base Indenture may be amended or supplemented from time to time, including by the Long Term Working Capital Series Supplemental Indenture, the "Indenture").

                  These Terms hereby incorporate by reference the provisions of the Indenture as they relate to Long Term Working Capital Series Notes (including, without limitation, in respect of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Long Term Working Capital Series Agent, the Issuer and the Long Term Working Capital Series Holders and the terms upon which the Long Term Working Capital Series Notes are issued and are to be authenticated and delivered). For all purposes of these Terms and the Long Term Working Capital Series Notes, capitalized terms used herein (i) which are defined herein shall have the meanings assigned thereto herein, and (ii) which are not defined herein shall have the meanings assigned thereto in the Indenture.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and Events of Default as defined in the Base Indenture and may otherwise vary as provided or permitted in the Indenture. This Long Term Working Capital Series Note is one of the series of Securities of the Issuer issued pursuant to the Indenture and designated as the Long Term Floating Rate Working Capital Series Notes Due [__], 2007, limited in aggregate principal amount to [US______________].

                  No reference herein to the Indenture and no provision of this Long Term Working Capital Series Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, interest on and Additional Amounts, if any, with respect to this Long Term Working Capital Series Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  The Long Term Working Capital Series Notes are issuable in registered form without coupons in denominations of US$[__________] and any integral multiple of US$[_____]. This Long Term Working Capital Series Note may be exchanged for a like aggregate principal amount of Long Term Working Capital Series Notes of other authorized denominations at the office or agency of the Issuer in the City of New York or in Buenos Aires,

Argentina, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  The Long Term Working Capital Series Notes shall constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu and without any preference among themselves. The payment obligations of the Issuer under each Long Term Working Capital Series Note, except as is or may be provided by Argentine law, rank at least pari passu in priority of payment with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

                  Upon due presentment for registration of transfer of this Long Term Working Capital Series Note at the office or agency of the Issuer in the City of New York or in Buenos Aires, Argentina designated for such purpose, a new Long Term Working Capital Series Note or Long Term Working Capital Series Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No charge shall be made for any such transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                  The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Long Term Working Capital Series
Note is registered as the owner hereof for all purposes, whether or not this Long Term Working Capital Series Note is overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                  A holder of a beneficial interest in this Global Security may, by written notice to the Trustee, request that all or part of its interest in this Global Security be exchanged for Definitive Securities, substantially in the form of Exhibit B to the Long Term Working Capital Series Supplemental Indenture, pursuant to Subsection 204(c)(iv) of the Base Indenture, and the Issuer will execute and Trustee will authenticate such individual Securities pursuant to Subsection 204(c)(v) of the Base Indenture. In addition, the Long Term Working Capital Series Notes shall be issued in the form of Definitive Registered Securities pursuant to the terms of Section 204(c)(i) in the Base Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Issuer and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Long Term Working Capital Series Note shall be conclusive and binding upon such Holder and upon all future Holders of this Long Term Working Capital Series Note and of any Long Term Working Capital Series Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Long Term Working Capital Series Note or such other Long Term Working Capital Series Notes . In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the notes to make changes that do not adversely affect the rights of any Holder.

                  The following provisions shall apply to the Long Term Working Capital Series Notes:

                  SECTION 1.  INTERPRETATION

                  For all purposes of these Terms and this Long Term Working Capital Series Note:

                  1.1 All references herein to Sections, unless otherwise specified, refer to the corresponding Sections of these Terms.

                  1.2 The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Long Term Working Capital Series Note and these Terms.

                  1.3 In accordance with the Indenture, any Long Term Working Capital Series Note may be referred to as "Security".

                  1.4      Accounting Terms and Determinations

                  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Argentine GAAP, applied on a basis consistent (except for changes concurred in by the Issuer's independent public accountants) with the most recent audited consolidated financial statements of the Issuer and its Subsidiaries delivered to the Long Term Working Capital Series Holders.

                  SECTION 2.  THE LONG TERM WORKING CAPITAL SERIES NOTES

                  2.1      PRINCIPAL PAYMENTS

                  The Holder shall receive its ratable share of the principal payments of the Long Term Working Capital Series Notes, which shall be made on the following dates in the amounts indicated (which amounts shall be reduced ratably across their scheduled maturities as a result of the application of any prepayments pursuant to Section 2.3):

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                                      A-8

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provided that the final principal installment shall be in an amount equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on the date of such payment, and shall be made no later than the Maturity Date.

                  2.2      INTEREST RATES

                  2.2.1 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day, other than a day during an Alternate Rate Period, during the applicable Interest Period, at a rate per annum equal to the Applicable LIBOR Rate applicable to such Interest Period as determined by the Calculation Agent in accordance with the provisions of the Indenture (including the definition of "LIBOR") which determination shall be conclusive absent manifest error. The interest accrued in respect of each Long Term Working Capital Series Note pursuant to this Section 2.2 as of each Payment Date shall be payable on such Payment Date.

                  2.2.2 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day that falls in any Alternate Rate Period during any Interest Period, at a rate per annum equal to the Alternative Basis Interest Rate as determined by the Calculation Agent in accordance with the provisions of the Indenture.

                  2.2.3 Any overdue amount of Note Payments with respect to the Long Term Working Capital Series Notes shall (without duplication of any amounts payable under clauses 2.2.1 or 2.2.2 of this Section 2.2) bear interest, payable on demand (such interest, "Default Interest"), (i) for each day, other than a day during an Alternate Rate Period, until (and to the extent) Satisfied in Cash, at a rate per annum equal to the sum of the Applicable LIBOR Rate then in effect plus 2% and (ii) on and after the Maturity Date until such amount shall be Satisfied in Cash in full at a rate per annum equal at all times to the sum of (A) the Applicable LIBOR Rate computed for the period determined by the New Notes Administrative Agent beginning with the Maturity Date and for successive one-month periods as though each were an Interest Period plus (B) 2%.

                  2.2.4 (a) The initial Interest Period shall commence on the date of the Takedown and shall end as provided in the definition of Interest Period. Thereafter, each Interest
                                       A-9

Period shall commence as provided in the definition of Interest Period and end on a Payment Date, provided that the last Interest Period shall end on the Maturity Date.

                  (b) Prior to the commencement of any Interest Period, the Calculation Agent will notify the Issuer, the Trustee and the Long Term Working Capital Series Holders of (i) the Applicable LIBOR Rate or Alternative Basis Interest Rate for such Interest Period and (ii) the total aggregate amount of interest payable on the next Payment Date.

                  2.2.5 The Calculation Agent shall determine the interest rate applicable in respect of each Interest Period for each day during an Alternate Rate Period in accordance with the following provisions:

                  (a)      upon delivery of an Alternate Rate Notice under
Section 2.6, the alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period shall be the greater of (x) the Federal Funds Rate plus 0.5% or (y) the Prime Rate, plus in each case the Applicable Margin; or

                  (b)      if the Alternate Rate Notice was delivered under
Section 2.6, then during the 30 days next succeeding the giving of an Alternate Rate Notice, the Issuer and the Majority Holders shall negotiate in good faith in order to arrive at a mutually satisfactory alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period in order to compensate the Long Term Working Capital Series Holders for the inadequate interest rate resulting from the occurrence of the conditions specified in Section 2.6. If within such 30-day period, the Issuer and the Majority Holders agree in writing upon the Alternative Basis Interest Rate, such Alternative Basis Interest Rate shall be payable to all Long Term Working Capital Series Holders in respect of their holdings of Long Term Working Capital Series Notes from the commencement of, and only for, the duration of such Interest Period. If the Issuer and the Majority Holders fail to agree upon such Alternative Basis Interest Rate within such 30-day period, the Alternative Basis Interest Rate in connection with such Interest Period payable to each Long Term Working Capital Series Holder for such Interest Period shall be such Alternative Basis Interest Rate as such Long Term Working Capital Series Holder shall determine (in a certificate delivered by such Long Term Working Capital Series Holder to the Trustee setting forth the basis of the computation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error) to be necessary to compensate such Long Term Working Capital Series Holder for its cost of obtaining (in good faith and using commercially reasonable efforts to minimize the interest cost to the Issuer) as of the commencement of such Interest Period funds for such Interest Period in an amount equal to the principal amount of such Long Term Working Capital Series Holder's outstanding Long Term Working Capital Series Notes plus the Applicable Margin. The Trustee shall notify the Issuer and the Calculation Agent of each such determination as promptly as practicable.

                  As the negotiations described in the preceding subparagraph of this Section 2.2.5 and any resulting Alternative Basis Interest Rate are intended for the direct benefit of the Long Term Working Capital Series Holders, the Issuer expressly covenants and acknowledges (i) that as a result of any such negotiations following the delivery of an Alternate Rate Notice under Section 2.6, the Long Term Working Capital Series Holders shall not receive a lower rate of interest on the Long Term Working Capital Series Notes than the Long Term Working Capital

Series Holders would have received had there not been such negotiations, and
(ii) that such negotiations shall in no event cause, justify or give rise to any delay or reduction in the payment of interest, principal or other amounts payable by the Issuer under the Indenture or the Long Term Working Capital Series Notes.

                  The Calculation Agent shall give prompt written notice to the Issuer, the Trustee and the Long Term Working Capital Series Holders of the rate of interest so determined, and its determination thereof shall be prima facie evidence thereof, absent manifest error.

                  2.3      REDEMPTION

                  2.3.1    OPTIONAL REDEMPTION

                  The Issuer may (a) upon at least three (3) Eurodollar Business Days' irrevocable notice to the Administrative Agent, the Calculation Agent and the Paying Agent, repay the Long Term Working Capital Series Notes outstanding on the last day of any Interest Period, in whole or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes, if any, (b) at any time upon at least three (3) Eurodollar Business Days' irrevocable notice redeem the Long Term Working Capital Series Notes in whole, or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including without limitation, any Additional Amounts), if any, and (c) redeem the Long Term Working Capital Series Notes at any time if required so to do in order to comply with applicable law or if the Issuer would be required to pay any Additional Amounts, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including, without limitation, any Additional Amounts), if any; provided that each partial prepayment shall be in respect of an aggregate principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof and shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. Each such prepayment hereunder shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.3.2    MANDATORY REDEMPTION

                  2.3.2.1 The Issuer shall, on the first Payment Date that occurs at least 120 days after the end of each fiscal year, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 50% of the amount of Excess Cash for such fiscal year multiplied by
(b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and (ii) the denominator of which is the sum of:

                           (A) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Excess Cash on such date, plus

                           (B) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Excess Cash on such date, minus

                           (C) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Excess Cash on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.3.2.2 The Issuer shall, on the first Payment Date occurring at least 180 days after the date of any Asset Sale by the Issuer or any of its Subsidiaries (excluding Asset Sales in the ordinary course of business), prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 100% of the Net Cash Proceeds from such Asset Sale less the sum of the proceeds of such Asset Sale that shall have been used for Capital Expenditures prior to such Payment Date as permitted by subsection (e) of the Negative Covenants in Annex C and, if such Asset Sale consists of a Sale of Ecuadorian Assets, the amount of Net Cash Proceeds of such Asset Sale required to be applied in accordance with Section 2.04(j) of the Letter of Credit Issuance and Reimbursement Agreement multiplied by (b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and
(ii) the denominator of which is the sum of:

                           (A) the aggregate principal amount of all Letter of
                  Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Net Cash Proceeds on such date, plus

                           (B) the aggregate Available Amount of all Letters of
                  Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Net Cash Proceeds on such date, minus

                           (C) the aggregate amount of cash and investments
                  thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Net Cash Proceeds on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.3.2.3 On any date on which the Issuer shall, at its option, prepay, redeem, repurchase or in any manner defease or discharge any outstanding principal amount of any Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt prior to the scheduled maturity thereof the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of:

                  (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such time, multiplied by

                  (b)      a fraction of which:

                           (i) the numerator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt, as applicable, that is the subject of such repayment or discharge (in each case immediately prior thereto), and

                           (ii) the denominator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or such Long Term Debt outstanding immediately prior to such prepayment or discharge.

In the event that the Issuer shall, at any time, with respect to any Long Term New Notes (other than the Long Term Working Capital Series Notes) or any Long Term Debt, enter into any amendment to, or in any other manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.3.2.3.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.4 Whenever the Issuer shall on any date make an optional prepayment or redemption of any outstanding Long Term Letter of Credit Advances under a Letter of Credit Facility prior to the scheduled maturity thereof then the Issuer shall on the date of such prepayment or redemption, prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of such Long Term Letter of Credit Advances prepaid and

                  (b)      the denominator of which is equal to:

                           (i) the aggregate principal amount of all Long Term Letter of Credit Advances under such Letter of Credit Facility and all Long Term MT Notes issued upon any Conversion of Long Term Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, plus

                           (ii) the aggregate Available Amounts of all Letters of Credit issued under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, minus

                           (iii) the aggregate amount of cash and investments thereof credited to the L/C Cash Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption.

In the event that the Issuer shall, at any time, with respect to any Long Term Letter of Credit Advances, enter into any amendment to, or in any manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.3.2.4.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.5 The Issuer shall, on the first Business Day that occurs at least 50 days after the end of each fiscal quarter of the Issuer, prepay the aggregate outstanding principal amount of the Long Term Working Capital Series Notes in an amount equal to 50% of the New Debt Amount with respect to such fiscal quarter multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding immediately prior to any prepayment pursuant to this subsection, and

                  (b)      the denominator of which is equal to

                           (i) the aggregate principal amount of the New Notes, outstanding immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (ii) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (iii) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such New Debt Amount, minus

                           (iv) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such New Debt Amount.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.6 On any date on which the Issuer shall at its option make any deposit to any L/C Collateral Account pledged in favor of the Lenders under any Letter of Credit Facility, at a time when no such deposit would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall, on the date of such deposit, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by (b) a fraction:

                  (A) the numerator of which is equal to the aggregate amount of cash so deposited into such L/C Cash Collateral Account in respect of such Letter of Credit Facility on such date, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facilities and New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such deposit, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such deposit, minus

                           (III) the aggregate amount of cash and investments thereof credited to such L/C Collateral Account immediately prior to such deposit.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.3.2.7 On any date on which the Issuer shall at its option reduce the Available Amount of any Letter of Credit issued under any Letter of Credit Facility by either (a) causing a new letter of credit for which the Issuer or one or more of its Subsidiaries is the account party to be issued other than under the Letter of Credit Issuance and Reimbursement Agreement or
(b) having the Issuer or one or more of its Subsidiaries create, assume, incur or suffer to exist a Lien on cash or financial assets for the benefit of, or contribute cash or financial assets to, the beneficiary thereof, at a time when no such reduction would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (i) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such date, multiplied by (ii) a fraction:

                  (A) the numerator of which is equal to the aggregate reductions of such Available Amounts in respect of such Letter of Credit issued under such Letter of Credit Facility, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facility and the New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility, in each case outstanding immediately prior to such reduction, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such reduction, minus

                           (III) the aggregate amount of cash and investments thereof credited to the L/C Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such reduction.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  Each prepayment under this Section 2.3.2 shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. All prepayments under this Section 2.3.2 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any Additional Amounts, LIBOR Funding Costs or other amounts due hereunder.

                  2.4      GENERAL PROVISIONS AS TO PAYMENTS

                  2.4.1 The Issuer shall make each payment of principal of, and interest on, the Long Term Working Capital Series Notes and of fees and other amounts payable hereunder, not later than 3:00 p.m. (New York City time) on the date when due, in immediately available funds in Dollars in New York City, to The Bank of New York, the Paying Agent, at [ ], Attn: [ ]. The Paying Agent will promptly distribute to each Long Term Working Capital Series Holder its ratable share of each such payment received by the Paying Agent for the account of the Long Term Working Capital Series Holders. Whenever any payment of principal of, or interest on, the Long Term Working Capital Series Notes shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the immediately succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding

Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  2.4.2 Notwithstanding the provisions of this Section 2.4, upon written notice to the Issuer and the Trustee by any Long Term Working Capital Series Note Holder that a payment to it by the Issuer hereunder be made in Argentina, such payment shall be made for the benefit of such Long Term Working Capital Series Note Holder to the Argentine Paying Agent, in which event the provisions of Sections 2.4.1 relating to the Paying Agent shall apply mutatis mutandi to the Argentine Paying Agent.

                  2.4.3 The Bank of New York shall be the initial Paying Agent, and Banco Rio de la Plata S.A. shall be the initial Argentine Paying Agent, for the Long Term Working Capital Series Notes. The consent of the Majority Holders and the Issuer shall be required for the appointment of any successor in such capacities in respect of the Long Term Working Capital Series Notes.

                  2.4.4 It is understood and agreed by the parties hereto that, for all purposes of this Long Term Working Capital Series Supplemental Indenture and the other Note Documents, the Issuer may satisfy its payment obligations with respect to the Long Term Working Capital Series Notes by making payments in Cash to the Paying Agent or, if applicable pursuant to Section 2.4.2, the Argentine Paying Agent, for the benefit of the party to whom any such payment is due and for the application thereof pursuant to the terms of the Indenture, and the Issuer's payment obligations hereunder with respect to the Long Term Working Capital Series Notes (i) may only be Satisfied in Cash, and
(ii) shall be deemed satisfied and discharged only and to the extent Satisfied in Cash.

                  2.5      COMPUTATION OF INTEREST

                  All interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, during each Alternate Rate Period, for each day that the Alternative Basis Interest Rate is determined by reference to the rate applicable pursuant to Section 2.2.5(a) and the Alternative Basis Interest Rate is based upon the Prime Rate as contemplated therein, interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rate for any Interest Period or Alternate Rate Period will be calculated by the Calculation Agent in accordance with the provisions hereof and will be reported to the Trustee, the Paying Agent and the Argentine Paying Agent, as an amount of Dollars payable per U.S.$1,000 principal amount of Long Term Working Capital Series Notes at least 3 days prior to the applicable Payment Date.

                  2.6      LIBOR DISRUPTION

                  If (a) on or prior to the first day of any Interest Period the Calculation Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period, or (b) on or prior to the first day of any Interest Period the Majority Holders advise the

Calculation Agent that the LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Long Term Working Capital Series Holders of purchasing and holding their Long Term Working Capital Series Notes during such Interest Period, the Calculation Agent shall forthwith give notice thereof (an "Alternate Rate Notice") in respect of such Interest Period to the Issuer, the Trustee and the Long Term Working Capital Series Holders, whereupon until the Calculation Agent gives notice (an "Alternate Rate Rescission Notice") to the Issuer, the Trustee and the Long Term Working Capital Series Holders that each circumstance giving rise to such Alternate Rate Notice no longer exists (it being understood that the Calculation Agent will give such notice reasonably promptly after it has knowledge that such circumstances have ceased to exist), the interest rate applicable to the Long Term Working Capital Series Notes shall be determined pursuant to Section 2.2.5.

                  2.7      ADDITIONAL AMOUNTS - TAXES

                  In addition to the provisions of the Base Indenture, and, to the extent in conflict herewith, notwithstanding such provisions, the Issuer agrees that any and all payments by the Issuer hereunder shall be made, free and clear of, and without withholding or deduction for or on account of, any Taxes, excluding, (i) in the case of each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by any state or foreign jurisdiction under the laws of which such Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, is organized, or any political subdivision thereof, and (ii) in the case of each Long Term Working Capital Series Holder, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of its Holding Office or any political subdivision thereof (all such nonexcluded Taxes in respect of payments hereunder collectively, "Indemnifiable Taxes"). If any Indemnifiable Taxes are required to be withheld or deducted from any such payment, the Issuer shall pay such additional amounts as may be necessary to ensure that the amounts received by each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent (as the case may be) after such withholding or deduction (and after withholding or deduction on amounts payable under this Section 2.7) shall equal the respective amounts that would have been receivable from the Issuer (any such additional amounts required to be paid by the Issuer, "Additional Amounts").

                  The Issuer shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (including the Personal Property Tax) that arise in any jurisdiction from any payment made hereunder or from the execution, delivery, enforcement or registration of this Agreement or any other document or instrument referred to herein or therein (collectively, "Other Taxes").

                  The Issuer agrees to indemnify each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent for the full amount of Indemnifiable Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.7, imposed on or paid by any such Long Term Working Capital Series Holder, the New Notes Administrative Agent, the Paying Agent or Argentine Paying Agent, as the case may be, and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto.

Amounts payable by the Issuer under the indemnity set forth in this paragraph shall be paid within 30 days from the date on which the applicable Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, makes written demand therefor.

                  Within 30 days after the date of any payment of Taxes under this Section 2.7, the Issuer will notify the Administrative Agent of such payment and, at the request of the Administrative Agent, furnish to the Administrative Agent at its address referred to in Section 9.2 of the Supplemental Indenture, the original or a certified copy of a receipt evidencing payment thereof. Upon request, the Issuer shall provide the Administrative Agent with documentation reasonably satisfactory to the Administrative Agent evidencing the payment of any Additional Amounts. Copies of such documentation shall be made available by the Administrative Agent to the Long Term Working Capital Series Holders upon request.

                  2.8      ILLEGALITY

                  Notwithstanding any other provision of this Long Term Working Capital Series Supplemental Indenture, if any Long Term Working Capital Series Holder shall notify the Long Term Working Capital Series Administrative Agent that the introduction of or any change in or in the interpretation of an law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Long Term Working Capital Series Holder or its Holding Office to purchase, own, hold or maintain its Long Term Working Capital Series Note (after such Long Term Working Capital Series Holder used such reasonable efforts to transfer its Long Term Working Capital Series Notes if such transfer will avoid illegality and shall not, in the sole judgment of such Long Term Working Capital Series Holder, be disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder) the Issuer shall promptly redeem the Long Term Working Capital Series Note(s) held by such Long Term Working Capital Series Holder by paying the principal amount to be redeemed, together with accrued interest thereon to the date of redemption, together with any amounts payable pursuant to Section 2.9 in respect of such redemption.

                  2.9      YIELD PROTECTION

                  If, for any reason, the Issuer makes any payment of principal with respect to any Long Term Working Capital Series Note on any day other than the last day of the Interest Period then applicable thereto, the Issuer shall, promptly upon demand, reimburse each Long Term Working Capital Series Holder for any LIBOR Funding Costs incurred by such Long Term Working Capital Series Holder of such amount prepaid, provided that such Long Term Working Capital Series Holder shall have delivered to the Issuer a certificate as to the amount of such loss or expense, which certificate shall be conclusive and binding for all purposes, absent manifest error.

                  2.10     INCREASED COSTS AND REDUCED RETURN

                  2.10.1 If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Long Term Working Capital Series Holder (or its Holding Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, (i) shall subject any Long Term Working Capital Series Holder (or its Holding Office) to any tax, duty or other charge with respect to one or more of its Long Term Working Capital Series Notes, or shall change the basis of taxation of payments to any Long Term Working Capital Series Holder (or its Holding Office) of the principal of or interest on its Long Term Working Capital Series Notes or any other amounts due under this Indenture or any Long Term Working Capital Series Notes, except for the introduction of, or changes in the rate of, tax on the overall net income of such Long Term Working Capital Series Holder (or its Holding Office), or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which such Long Term Working Capital Series Holder is organized (or in which such Long Term Working Capital Series Holder's Holding Office is located); or (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System and minimum reserve requirements of the European Central Bank but excluding any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Long Term Working Capital Series Holder (or its Holding Office) or shall impose on any Long Term Working Capital Series Holder (or its Holding Office) or the London interbank market any other condition affecting the purchasing, owning, holding or maintaining of any one or more Long Term Working Capital Series Notes by such Long Term Working Capital Series Holder (or its Holding Office) and the result of any of the foregoing is to increase the cost to such Long Term Working Capital Series Holder (or its Holding Office or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) of purchasing, owning, holding or maintaining any one or more of its Long Term Working Capital Series Notes, or to reduce the amount of any sum received or receivable by such Long Term Working Capital Series Holder (or its Holding Office) under the Indenture and any one or more of its Long Term Working Capital Series Notes, by an amount deemed by such Long Term Working Capital Series Holder to be material (excluding, for purposes of this Section 2.10.1 any increased costs or any reductions resulting from any Indemnifiable Taxes or Other Taxes payable by the Issuer pursuant to Section 2.7), then, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent and the Calculation Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such increase or reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such increased cost or reduction.

                  2.10.2 If, on or after the date hereof, any Long Term Working Capital Series Holder shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on capital of any Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) as a consequence of such Long Term Working Capital Series Holder's purchasing, owning, maintaining or holding any Long Term Working Capital Series Notes to a level below that which such Long Term Working Capital Series Holder (or its Holding Office or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Long Term Working Capital Series Holder to be material, then from time to time, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have already done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder or its Holding Office (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such reduction.

                  Each Long Term Working Capital Series Holder will promptly notify the Issuer, the New Notes Administrative Agent and the Calculation Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Long Term Working Capital Series Holder to compensation pursuant to this Section 2.10. Each Long Term Working Capital Series Holder will, before requesting compensation for additional amounts pursuant to this
Section 2.10, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize or eliminate the requirement of such compensation by transferring its Long Term Working Capital Series Notes to a different Holding Office or otherwise if such transfer or other action will avoid or reduce the need for compensation for such additional amounts and will not, in the sole judgment of such Long Term Working Capital Series Holder, be otherwise disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder; provided that no Long Term Working Capital Series Holder shall have any obligation to provide any information as to any possible actions or designations considered and taken or rejected by such Long Term Working Capital Series Holder or the reasons therefore. A certificate of any Long Term Working Capital Series Holder claiming compensation under this Section 2.10 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 3.        COVENANTS

                  In addition to the covenants contained in Articles Eight and Ten of the Base Indenture, the Issuer agrees that, so long as any amount payable under any Long Term Working Capital Series Note remains unpaid, it will comply with the covenants set forth in Sections 3.1 through 3.5 of the Long Term Working Capital Series Supplemental Indenture and the terms and covenants set forth in Annex C to the Long Term Working Capital Series Supplemental Indenture under the terms and conditions set forth therein.

                  SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  The representations and warranties set forth in Annex B to the Long Term Working Capital Series Supplemental Indenture under the terms and conditions set forth therein are incorporated herein by reference.

                  SECTION 5.        GOVERNING LAW

                  This Long Term Working Capital Series Note shall be governed by and construed and interpreted in accordance with the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Long Term Working Capital Series Notes by the Issuer, the approval thereof by the CNV for the offering of the Long Term Working Capital Series Notes to the public in Argentina and matters relating to the legal requirements necessary for the Long Term Working Capital Series Notes to qualify as obligaciones negociables under Argentine law shall be governed by the Negotiable Obligations Law and other applicable Argentine laws and regulations.

                                                                       EXHIBIT B

                      TO LONG TERM WORKING CAPITAL SERIES SUPPLEMENTAL INDENTURE

     [FORM OF LONG TERM FLOATING RATE WORKING CAPITAL SERIES NOTE DUE 2007]

                            [FORM OF DEFINITIVE NOTE]

CUSIP NO.:  [         ]

                  Incorporated in Argentina as a sociedad anonima (a corporation with limited liability) on November 6, 1946, having legal domicile at Maipu 1, Buenos Aires, Argentina registered with the Public Registry of Commerce (Registro Publico del Comercio) on November 17, 1947 under No. 759, Folio 569, Book 47, Volume A of the Estatutos Nacionales, with a term expiring on June 18, 2046.

        [LONG TERM FLOATING RATE WORKING CAPITAL SERIES NOTES, DUE 2007]

Registered                                    Principal Amount: US$[___],000,000

No. ______                                                   ISIN: _____________

                                                         Common Code: __________

                                                             CUSIP: ____________

                  Pecom Energia S.A., a sociedad anonima organized, existing and incorporated under the laws of to Republic of Argentina (herein called the "Issuer", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [_____] (the "Registered Holder" or "Holder") or registered assigns, the principal sum of [______] United States dollars (US $[___],000,000) in the City of New York, or, but only upon prior request of the Registered Holder, in Buenos Aires, Argentina, in either case on the dates and in the amounts specified in the Long Term Working Capital Series Supplemental Indenture in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and, in accordance with the applicable provisions of the Terms and Conditions (the "Terms and Conditions") set forth on the reverse of this Note (capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Terms and Conditions). The Issuer further unconditionally promises to pay interest in arrears on each Payment Date, beginning on [ ], 2002 and the Maturity Date on any outstanding portion of the unpaid principal amount hereof at a rate per annum determined in accordance with
Section 2.2 on the reverse hereof and to pay any Additional Amounts payable in accordance with the Indenture and the Terms and Conditions of the Notes endorsed hereon (the

"Terms and Conditions"). Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from [ ], [ ], until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Payment Date will, except as provided in the Terms and Conditions, be paid by wire transfer of immediately available funds to the Registered Holder in whose name this Note (or one or more predecessor Long Term Working Capital Series Notes) is registered at the close of business on the third Business Day next preceding such Payment Date (each a "Regular Record Date"). Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the person in whose name this Note (or one or more predecessor Long Term Working Capital Series Notes) is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee, notice whereof shall be given to Holders of Long Term Working Capital Series Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Long Term Working Capital Series Notes may be listed, and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture. Notwithstanding the foregoing, in the case of interest payable at the Maturity Date, such interest shall be paid to the same Person to whom the principal hereof is payable. Principal of this Note will be payable by transfer to a U.S. Dollar account maintained by the registered Holder with a bank located in New York City in accordance with wire transfer instructions provided by the registered Holder.

                  This Definitive Note is issued in respect of an issue of US$[ ] aggregate principal amount of Notes of the Issuer and is governed by the Amended and Restated Indenture (the "Base Indenture") between the Issuer and The Bank of New York, as supplemented by the [ ] Supplemental Indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture") New York Office, as Trustee, and Securities Registrar, the terms of which Indenture are incorporated herein by reference. This Definitive Note shall in all respects be entitled to the same benefits as other Notes under the Indenture.

                  This Note constitutes an obligacion negociable under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is entitled to the benefits set forth therein and is subject to the procedural requirements thereof. In the case of an occurrence of a default by the Issuer in the payment of any amount due under this Note, the Holder of this Note is entitled to take summary judicial proceedings (accion ejecutiva) in order to recover payment of any such amount.

                  This Long Term Working Capital Series Note has been issued pursuant to a resolution of an extraordinary meeting of shareholders of the Issuer passed on April 8, 1998, and resolutions of the Board of Directors of the Issuer passed on April 17, 1998 and September 18, 2002.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be valid or obligatory for any purpose.

                  AS PROVIDED BY DECREE NO. 259/96, THE AMOUNTS PAYABLE PURSUANT TO THIS LONG TERM WORKING CAPITAL SERIES NOTE ARE PAYABLE TO THE REGISTERED HOLDER OR ITS REGISTERED ASSIGNS AS RECORDED ON THE NOTE REGISTRAR KEPT BY THE SECURITY REGISTRAR.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS ARE INCORPORATED BY REFERENCE IN THEIR ENTIRETY AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  IN WITNESS WHEREOF, PECOM ENERGIA S.A. has caused this Note to be duly executed.

Dated:                                PECOM ENERGIA S.A.,

                                      By:_______________________________________
                                         Name:
                                         Title:  Director

                                      By:_______________________________________
                                         Name:
                                         Title:  Syndic

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      The Bank of New York, as Trustee,

                                      By:_______________________________________
                                      Authorized Signatory

                                [REVERSE OF NOTE]

                              TERMS AND CONDITIONS

                  These Terms and Conditions (these "Terms") apply to and are incorporated in this Long Term Working Capital Series Note which is one of the duly authorized issue of Obligaciones Negociables (negotiable obligations, hereinafter called the "Securities") of PECOM ENERGIA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), of the series herein specified (Long Term Working Capital Series), all issued or to be issued under and pursuant to an Amended and Restated Indenture (as in effect on the date hereof, the "Base Indenture") dated as of August 1, 2002, duly executed and delivered by the Issuer and [___________], as Trustee (herein called the "Trustee") and as supplemented by the Fourth Supplemental Indenture dated as of October 4, 2002 (the "Long Term Working Capital Series Supplemental Indenture") (as the Base Indenture may be amended or supplemented from time to time, including by the Long Term Working Capital Series Supplemental Indenture, the "Indenture").

                  These Terms hereby incorporate by reference the provisions of the Indenture as they relate to Long Term Working Capital Series Notes (including, without limitation, in respect of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Long Term Working Capital Series Agent, the Issuer and the Long Term Working Capital Series Holders and the terms upon which the Long Term Working Capital Series Notes are issued and are to be authenticated and delivered). For all purposes of these Terms and the Long Term Working Capital Series Notes, capitalized terms used herein (i) which are defined herein shall have the meanings assigned thereto herein, and (ii) which are not defined herein shall have the meanings assigned thereto in the Indenture.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and Events of Default as defined in the Base Indenture and may otherwise vary as provided or permitted in the Indenture. This Long Term Working Capital Series Note is one of the series of Securities of the Issuer issued pursuant to the Indenture and designated as the Long Term Floating Rate Working Capital Series Notes Due [__], 2007, limited in aggregate principal amount to [US______________].

                  No reference herein to the Indenture and no provision of this Long Term Working Capital Series Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, interest on and Additional Amounts, if any, with respect to this Long Term Working Capital Series Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  The Long Term Working Capital Series Notes are issuable in registered form without coupons in denominations of US$[__________] and any integral multiple of US$[_____]. This Long Term Working Capital Series Note may be exchanged for a like aggregate principal amount of Long Term Working Capital Series Notes of other authorized denominations at the office or agency of the Issuer in the City of New York or in Buenos Aires,

Argentina, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  The Long Term Working Capital Series Notes shall constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu and without any preference among themselves. The payment obligations of the Issuer under each Long Term Working Capital Series Note, except as is or may be provided by Argentine law, rank at least pari passu in priority of payment with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

                  Upon due presentment for registration of transfer of this Long Term Working Capital Series Note at the office or agency of the Issuer in the City of New York or in Buenos Aires, Argentina designated for such purpose, a new Long Term Working Capital Series Note or Long Term Working Capital Series Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. No charge shall be made for any such transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                  The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Long Term Working Capital Series
Note is registered as the owner hereof for all purposes, whether or not this Long Term Working Capital Series Note is overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the Issuer and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Long Term Working Capital Series Note shall be conclusive and binding upon such Holder and upon all future Holders of this Long Term Working Capital Series Note and of any Long Term Working Capital Series Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Long Term Working Capital Series Note or such other Long Term Working Capital Series Notes . In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the notes to make changes that do not adversely affect the rights of any Holder.

                  The following provisions shall apply to the Long Term Working Capital Series Notes:

                  SECTION 1.  INTERPRETATION

                  For all purposes of these Terms and this Long Term Working Capital Series Note:

                  1.1 All references herein to Sections, unless otherwise specified, refer to the corresponding Sections of these Terms.

                  1.2 The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Long Term Working Capital Series Note and these Terms.

                  1.3 In accordance with the Indenture, any Long Term Working Capital Series Note may be referred to as "Security".

                  1.4      Accounting Terms and Determinations

                  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Argentine GAAP, applied on a basis consistent (except for changes concurred in by the Issuer's independent public accountants) with the most recent audited consolidated financial statements of the Issuer and its Subsidiaries delivered to the Long Term Working Capital Series Holders.

                  SECTION 2.  THE LONG TERM WORKING CAPITAL SERIES NOTES

                  2.1      PRINCIPAL PAYMENTS

                  The Holder shall receive its ratable share of the principal payments of the Long Term Working Capital Series Notes, which shall be made on the following dates in the amounts indicated (which amounts shall be reduced ratably across their scheduled maturities as a result of the application of any prepayments pursuant to Section 2.3):

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provided that the final principal installment shall be in an amount equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on the date of such payment, and shall be made no later than the Maturity Date.

                  2.2      INTEREST RATES

                  2.2.1 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day, other than a day during an Alternate Rate Period, during the applicable Interest Period, at a rate per annum equal to the Applicable LIBOR Rate applicable to such Interest Period as determined by the Calculation Agent in accordance with the provisions of the Indenture (including the definition of "LIBOR") which determination shall be conclusive absent manifest error. The interest accrued in respect of each Long Term Working Capital Series Note pursuant to this Section 2.2 as of each Payment Date shall be payable on such Payment Date.

                  2.2.2 Each Long Term Working Capital Series Note shall bear interest on the outstanding principal amount thereof, for each day that falls in any Alternate Rate Period during any Interest Period, at a rate per annum equal to the Alternative Basis Interest Rate as determined by the Calculation Agent in accordance with the provisions of the Indenture.

                  2.2.3 Any overdue amount of Note Payments with respect to the Long Term Working Capital Series Notes shall (without duplication of any amounts payable under clauses 2.2.1 or 2.2.2 of this Section 2.2) bear interest, payable on demand (such interest, "Default Interest"), (i) for each day, other than a day during an Alternate Rate Period, until (and to the extent) Satisfied in Cash, at a rate per annum equal to the sum of the Applicable LIBOR Rate then in effect plus 2% and (ii) on and after the Maturity Date until such amount shall be Satisfied in Cash in full at a rate per annum equal at all times to the sum of (A) the Applicable LIBOR Rate computed for the period determined by the New Notes Administrative Agent beginning with the Maturity Date and for successive one-month periods as though each were an Interest Period plus (B) 2%.

                  2.2.4 (a) The initial Interest Period shall commence on the date of the Takedown and shall end as provided in the definition of Interest Period. Thereafter, each Interest Period shall commence as provided in the definition of Interest Period and end on a Payment Date, provided that the last Interest Period shall end on the Maturity Date.

                  (b) Prior to the commencement of any Interest Period, the Calculation Agent will notify the Issuer, the Trustee and the Long Term Working Capital Series Holders of (i) the Applicable LIBOR Rate or Alternative Basis Interest Rate for such Interest Period and (ii) the total aggregate amount of interest payable on the next Payment Date.

                  2.2.5 The Calculation Agent shall determine the interest rate applicable in respect of each Interest Period for each day during an Alternate Rate Period in accordance with the following provisions:

                  (a)      upon delivery of an Alternate Rate Notice under
Section 2.6, the alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period shall be the greater of (x) the Federal Funds Rate plus 0.5% or (y) the Prime Rate, plus in each case the Applicable Margin; or

                  (b)      if the Alternate Rate Notice was delivered under
Section 2.6, then during the 30 days next succeeding the giving of an Alternate Rate Notice, the Issuer and the Majority Holders shall negotiate in good faith in order to arrive at a mutually satisfactory alternative basis for computing interest (the "Alternative Basis Interest Rate"), which shall be payable in connection with such Interest Period in order to compensate the Long Term Working Capital Series Holders for the inadequate interest rate resulting from the occurrence of the conditions specified in Section 2.6. If within such 30-day period, the Issuer and the Majority Holders agree in writing upon the Alternative Basis Interest Rate, such Alternative Basis Interest Rate shall be payable to all Long Term Working Capital Series Holders in respect of their holdings of Long Term Working Capital Series Notes from the commencement of, and only for, the duration of such Interest Period. If the Issuer and the Majority Holders fail to agree upon such Alternative Basis Interest Rate within such 30-day period, the Alternative Basis Interest Rate in connection with such Interest Period payable to each Long Term Working Capital Series Holder for such Interest Period shall be such Alternative Basis Interest Rate as such Long Term Working Capital Series Holder shall determine (in a certificate delivered by such Long Term Working Capital Series Holder to the Trustee setting forth the basis of the computation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error) to be necessary to compensate such Long Term Working Capital Series Holder for its cost of obtaining (in good faith and using commercially reasonable efforts to minimize the interest cost to the Issuer) as of the commencement of such Interest Period funds for such Interest Period in an amount equal to the principal amount of such Long Term Working Capital Series Holder's outstanding Long Term Working Capital Series Notes plus the Applicable Margin. The Trustee shall notify the Issuer and the Calculation Agent of each such determination as promptly as practicable.

                  As the negotiations described in the preceding subparagraph of this Section 2.2.5 and any resulting Alternative Basis Interest Rate are intended for the direct benefit of the Long Term Working Capital Series Holders, the Issuer expressly covenants and acknowledges (i) that as a result of any such negotiations following the delivery of an Alternate Rate Notice under Section 2.6, the Long Term Working Capital Series Holders shall not receive a lower rate of interest on the Long Term Working Capital Series Notes than the Long Term Working Capital Series Holders would have received had there not been such negotiations, and (ii) that such negotiations shall in no event cause, justify or give rise to any delay or reduction in the payment of interest, principal or other amounts payable by the Issuer under the Indenture or the Long Term Working Capital Series Notes.

                  The Calculation Agent shall give prompt written notice to the Issuer, the Trustee and the Long Term Working Capital Series Holders of the rate of interest so determined, and its determination thereof shall be prima facie evidence thereof, absent manifest error.

                  2.3      REDEMPTION

                  2.3.1    OPTIONAL REDEMPTION

                  The Issuer may (a) upon at least three (3) Eurodollar Business Days' irrevocable notice to the Administrative Agent, the Calculation Agent and the Paying Agent, repay the Long Term Working Capital Series Notes outstanding on the last day of any Interest Period, in whole or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes, if any, (b) at any time upon at least three (3) Eurodollar Business Days' irrevocable notice redeem the Long Term Working Capital Series Notes in whole, or in part, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including without limitation, any Additional Amounts), if any, and (c) redeem the Long Term Working Capital Series Notes at any time if required so to do in order to comply with applicable law or if the Issuer would be required to pay any Additional Amounts, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption plus LIBOR Funding Costs, if any, plus all other accrued and unpaid amounts under the Note Documents in respect of such Long Term Working Capital Series Notes (including, without limitation, any Additional Amounts), if any; provided that each partial prepayment shall be in respect of an aggregate principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof and shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. Each such prepayment hereunder shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.3.2    MANDATORY REDEMPTION

                  2.3.2.1 The Issuer shall, on the first Payment Date that occurs at least 120 days after the end of each fiscal year, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 50% of the amount of Excess Cash for such fiscal year multiplied by
(b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and (ii) the denominator of which is the sum of:

                           (A) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Excess Cash on such date, plus

                           (B) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Excess Cash on such date, minus

                           (C) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Excess Cash on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.3.2.2 The Issuer shall, on the first Payment Date occurring at least 180 days after the date of any Asset Sale by the Issuer or any of its Subsidiaries (excluding Asset Sales in the ordinary course of business), prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) 100% of the Net Cash Proceeds from such Asset Sale less the sum of the proceeds of such Asset Sale that shall have been used for Capital Expenditures prior to such Payment Date as permitted by subsection (e) of the Negative Covenants in Annex C and, if such Asset Sale consists of a Sale of Ecuadorian Assets, the amount of Net Cash Proceeds of such Asset Sale required to be applied in accordance with Section 2.04(j) of the Letter of Credit Issuance and Reimbursement Agreement multiplied by (b) a fraction, (i) the numerator of which is equal to the aggregate outstanding principal amount of Long Term Working Capital Series Notes immediately prior to such prepayment and
(ii) the denominator of which is the sum of:

                           (A) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities and all New Notes in each case outstanding immediately prior to any prepayment thereof from such Net Cash Proceeds on such date, plus

                           (B) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such Net Cash Proceeds on such date, minus

                           (C) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such Net Cash Proceeds on such date.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments (not including the Payment Date on which such payment is made) under the Long Term Working Capital Series Notes.

                  2.3.2.3 On any date on which the Issuer shall, at its option, prepay, redeem, repurchase or in any manner defease or discharge any outstanding principal amount of any Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt prior to the scheduled maturity thereof the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of:

                  (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such time, multiplied by

                  (b)      a fraction of which:

                           (i) the numerator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or Long Term Debt, as applicable, that is the subject of such repayment or discharge (in each case immediately prior thereto), and

                           (ii) the denominator is equal to the aggregate principal amount of such Long Term New Notes (other than the Long Term Working Capital Series Notes) or such Long Term Debt outstanding immediately prior to such prepayment or discharge.

In the event that the Issuer shall, at any time, with respect to any Long Term New Notes (other than the Long Term Working Capital Series Notes) or any Long Term Debt, enter into any amendment to, or in any other manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.3.2.3.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.4 Whenever the Issuer shall on any date make an optional prepayment or redemption of any outstanding Long Term Letter of Credit Advances under a Letter of Credit Facility prior to the scheduled maturity thereof then the Issuer shall on the date of such prepayment or redemption, prepay an aggregate principal amount of the Long Term Working Capital Series Notes equal to the product of the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of such Long Term Letter of Credit Advances prepaid and

                  (b)      the denominator of which is equal to:

                           (i) the aggregate principal amount of all Long Term Letter of Credit Advances under such Letter of Credit Facility and all Long Term MT Notes issued upon any Conversion of Long Term Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, plus

                           (ii) the aggregate Available Amounts of all Letters of Credit issued under such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption, minus

                           (iii) the aggregate amount of cash and investments thereof credited to the L/C Cash Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such prepayment and redemption.

In the event that the Issuer shall, at any time, with respect to any Long Term Letter of Credit Advances, enter into any amendment to, or in any manner cause any change or rescheduling of, the scheduled payments of principal with respect to such Debt that would result in a shortening of the remaining average life of any such Debt, any payment of principal of such Debt on any date shall be treated as an optional prepayment of such Debt for purposes of this Section 2.3.2.4.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.5 The Issuer shall, on the first Business Day that occurs at least 50 days after the end of each fiscal quarter of the Issuer, prepay the aggregate outstanding principal amount of the Long Term Working Capital Series Notes in an amount equal to 50% of the New Debt Amount with respect to such fiscal quarter multiplied by a fraction:

                  (a) the numerator of which is equal to the aggregate principal amount of the Long Term Working Capital Series Notes outstanding immediately prior to any prepayment pursuant to this subsection, and

                  (b)      the denominator of which is equal to

                           (i) the aggregate principal amount of the New Notes, outstanding immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (ii) the aggregate principal amount of all Letter of Credit Advances outstanding under all Letter of Credit Facilities immediately prior to any prepayment thereof in respect of such New Debt Amount, plus

                           (iii) the aggregate Available Amount of all Letters of Credit outstanding under all Letter of Credit Facilities immediately prior to any reduction thereof in respect of such New Debt Amount, minus

                           (iv) the aggregate amount of cash and investments thereof credited to the L/C Collateral Accounts in respect of all Letter of Credit Facilities immediately prior to any deposits made to such accounts in respect of such New Debt Amount.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes.

                  2.3.2.6 On any date on which the Issuer shall at its option make any deposit to any L/C Collateral Account pledged in favor of the Lenders under any Letter of Credit Facility, at a time when no such deposit would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall, on the date of such deposit, prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (a) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding on such date, multiplied by (b) a fraction:

                  (A) the numerator of which is equal to the aggregate amount of cash so deposited into such L/C Cash Collateral Account in respect of such Letter of Credit Facility on such date, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facilities and New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility outstanding immediately prior to such deposit, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such deposit, minus

                           (III) the aggregate amount of cash and investments thereof credited to such L/C Collateral Account immediately prior to such deposit.

Each such prepayment shall be applied ratably to reduce the amount of the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

                  2.3.2.7 On any date on which the Issuer shall at its option reduce the Available Amount of any Letter of Credit issued under any Letter of Credit Facility by either (a) causing a new letter of credit for which the Issuer or one or more of its Subsidiaries is the account party to be issued other than under the Letter of Credit Issuance and Reimbursement Agreement or
(b) having the Issuer or one or more of its Subsidiaries create, assume, incur or suffer to exist a Lien on cash or financial assets for the benefit of, or contribute cash or financial assets to, the beneficiary thereof, at a time when no such reduction would otherwise be required pursuant to the Letter of Credit Issuance and Reimbursement Agreement, the Issuer shall prepay an aggregate principal amount of the Long Term Working Capital Series Notes in an amount equal to (i) the aggregate principal amount of the Long Term Working Capital Series Notes outstanding at such date, multiplied by (ii) a fraction:

                  (A) the numerator of which is equal to the aggregate reductions of such Available Amounts in respect of such Letter of Credit issued under such Letter of Credit Facility, and

                  (B)      the denominator of which is equal to:

                           (I) the aggregate principal amount of all Letter of Credit Advances outstanding under such Letter of Credit Facility and the New Notes issued upon any Conversion of Letter of Credit Advances made under such Letter of Credit Facility, in each case outstanding immediately prior to such reduction, plus

                           (II) the aggregate Available Amount of all Letters of Credit outstanding under such Letter of Credit Facility immediately prior to such reduction, minus

                           (III) the aggregate amount of cash and investments thereof credited to the L/C Collateral Account in respect of such Letter of Credit Facility outstanding immediately prior to such reduction.

Each such prepayment shall be applied ratably to prepay the remaining scheduled principal payments under the Long Term Working Capital Series Notes in accordance with the respective amounts thereof.

Each prepayment under this Section 2.3.2 shall be made pro rata among all Long Term Working Capital Series Holders in accordance with the respective amounts owing to them. All prepayments under this Section 2.3.2 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any Additional Amounts, LIBOR Funding Costs or other amounts due hereunder.

                  2.4      GENERAL PROVISIONS AS TO PAYMENTS

                  2.4.1 The Issuer shall make each payment of principal of, and interest on, the Long Term Working Capital Series Notes and of fees and other amounts payable hereunder, not later than 3:00 p.m. (New York City time) on the date when due, in immediately available funds in Dollars in New York City, to The Bank of New York, the Paying Agent, at [ ], Attn: [ ]. The Paying Agent will promptly distribute to each Long Term Working Capital Series Holder its ratable share of each such payment received by the Paying Agent for the account of the Long Term Working Capital Series Holders. Whenever any payment of principal of, or interest on, the Long Term Working Capital Series Notes shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the immediately succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  2.4.2 Notwithstanding the provisions of this Section 2.4, upon written notice to the Issuer and the Trustee by any Long Term Working Capital Series Note Holder that a payment to it by the Issuer hereunder be made in Argentina, such payment shall be made for the benefit of such Long Term Working Capital Series Note Holder to the Argentine Paying Agent, in which event the provisions of Sections 2.4.1 relating to the Paying Agent shall apply mutatis mutandi to the Argentine Paying Agent.

                  2.4.3 The Bank of New York shall be the initial Paying Agent, and Banco Rio de la Plata S.A. shall be the initial Argentine Paying Agent, for the Long Term Working Capital Series Notes. The consent of the Majority Holders and the Issuer shall be required for the appointment of any successor in such capacities in respect of the Long Term Working Capital Series Notes.

                  2.4.4 It is understood and agreed by the parties hereto that, for all purposes of this Long Term Working Capital Series Supplemental Indenture and the other Note Documents, the Issuer may satisfy its payment obligations with respect to the Long Term Working Capital Series Notes by making payments in Cash to the Paying Agent or, if applicable pursuant to Section 2.4.2, the Argentine Paying Agent, for the benefit of the party to whom any such payment is due and for the application thereof pursuant to the terms of the Indenture, and the Issuer's payment obligations hereunder with respect to the Long Term Working Capital Series Notes (i) may only be Satisfied in Cash, and
(ii) shall be deemed satisfied and discharged only and to the extent Satisfied in Cash.

                  2.5      COMPUTATION OF INTEREST

                  All interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, during each Alternate Rate Period, for each day that the Alternative Basis Interest Rate is determined by reference to the rate applicable pursuant to Section 2.2.5(a) and the Alternative Basis Interest Rate is based upon the Prime Rate as contemplated therein, interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rate for any Interest Period or Alternate Rate Period will be calculated by the Calculation Agent in accordance with the provisions hereof and will be reported to the Trustee, the Paying Agent and the Argentine Paying Agent, as an amount of Dollars payable per U.S.$1,000 principal amount of Long Term Working Capital Series Notes at least 3 days prior to the applicable Payment Date.

                  2.6      LIBOR DISRUPTION

                  If (a) on or prior to the first day of any Interest Period the Calculation Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period, or (b) on or prior to the first day of any Interest Period the Majority Holders advise the Calculation Agent that the LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Long Term Working Capital Series Holders of purchasing and holding their Long Term Working Capital Series Notes during such Interest Period, the Calculation Agent shall forthwith give notice thereof (an "Alternate Rate Notice") in respect of such Interest Period to the Issuer, the Trustee and the Long Term Working Capital Series Holders, whereupon until the Calculation Agent gives notice (an "Alternate Rate Rescission Notice") to the Issuer, the Trustee and the Long Term Working Capital Series Holders that each circumstance giving rise to such Alternate Rate Notice no longer exists (it being understood that the Calculation Agent will give such notice reasonably promptly after it has knowledge that such circumstances have ceased to exist), the interest rate applicable to the Long Term Working Capital Series Notes shall be determined pursuant to Section 2.2.5.

                  2.7      ADDITIONAL AMOUNTS - TAXES

                  In addition to the provisions of the Base Indenture, and, to the extent in conflict herewith, notwithstanding such provisions, the Issuer agrees that any and all payments by the

Issuer hereunder shall be made, free and clear of, and without withholding or deduction for or on account of, any Taxes, excluding, (i) in the case of each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by any state or foreign jurisdiction under the laws of which such Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, is organized, or any political subdivision thereof, and (ii) in the case of each Long Term Working Capital Series Holder, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of its Holding Office or any political subdivision thereof (all such nonexcluded Taxes in respect of payments hereunder collectively, "Indemnifiable Taxes"). If any Indemnifiable Taxes are required to be withheld or deducted from any such payment, the Issuer shall pay such additional amounts as may be necessary to ensure that the amounts received by each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent (as the case may be) after such withholding or deduction (and after withholding or deduction on amounts payable under this Section 2.7) shall equal the respective amounts that would have been receivable from the Issuer (any such additional amounts required to be paid by the Issuer, "Additional Amounts").

                  The Issuer shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (including the Personal Property Tax) that arise in any jurisdiction from any payment made hereunder or from the execution, delivery, enforcement or registration of this Agreement or any other document or instrument referred to herein or therein (collectively, "Other Taxes").

                  The Issuer agrees to indemnify each Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent for the full amount of Indemnifiable Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.7, imposed on or paid by any such Long Term Working Capital Series Holder, the New Notes Administrative Agent, the Paying Agent or Argentine Paying Agent, as the case may be, and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Issuer under the indemnity set forth in this paragraph shall be paid within 30 days from the date on which the applicable Long Term Working Capital Series Holder, New Notes Administrative Agent, Paying Agent or Argentine Paying Agent, as the case may be, makes written demand therefor.

                  Within 30 days after the date of any payment of Taxes under this Section 2.7, the Issuer will notify the Administrative Agent of such payment and, at the request of the Administrative Agent, furnish to the Administrative Agent at its address referred to in Section 9.2 of the Supplemental Indenture, the original or a certified copy of a receipt evidencing payment thereof. Upon request, the Issuer shall provide the Administrative Agent with documentation reasonably satisfactory to the Administrative Agent evidencing the payment of any Additional Amounts. Copies of such documentation shall be made available by the Administrative Agent to the Long Term Working Capital Series Holders upon request.

                  2.8      ILLEGALITY

                  Notwithstanding any other provision of this Long Term Working Capital Series Supplemental Indenture, if any Long Term Working Capital Series Holder shall notify the Long Term Working Capital Series Administrative Agent that the introduction of or any change in or in the interpretation of an law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Long Term Working Capital Series Holder or its Holding Office to purchase, own, hold or maintain its Long Term Working Capital Series Note (after such Long Term Working Capital Series Holder used such reasonable efforts to transfer its Long Term Working Capital Series Notes if such transfer will avoid illegality and shall not, in the sole judgment of such Long Term Working Capital Series Holder, be disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder) the Issuer shall promptly redeem the Long Term Working Capital Series Note(s) held by such Long Term Working Capital Series Holder by paying the principal amount to be redeemed, together with accrued interest thereon to the date of redemption, together with any amounts payable pursuant to Section 2.9 in respect of such redemption.

                  2.9      YIELD PROTECTION

                  If, for any reason, the Issuer makes any payment of principal with respect to any Long Term Working Capital Series Note on any day other than the last day of the Interest Period then applicable thereto, the Issuer shall, promptly upon demand, reimburse each Long Term Working Capital Series Holder for any LIBOR Funding Costs incurred by such Long Term Working Capital Series Holder of such amount prepaid, provided that such Long Term Working Capital Series Holder shall have delivered to the Issuer a certificate as to the amount of such loss or expense, which certificate shall be conclusive and binding for all purposes, absent manifest error.

                  2.10     INCREASED COSTS AND REDUCED RETURN

                  2.10.1 If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Long Term Working Capital Series Holder (or its Holding Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, (i) shall subject any Long Term Working Capital Series Holder (or its Holding Office) to any tax, duty or other charge with respect to one or more of its Long Term Working Capital Series Notes, or shall change the basis of taxation of payments to any Long Term Working Capital Series Holder (or its Holding Office) of the principal of or interest on its Long Term Working Capital Series Notes or any other amounts due under this Indenture or any Long Term Working Capital Series Notes, except for the introduction of, or changes in the rate of, tax on the overall net income of such Long Term Working Capital Series Holder (or its Holding Office), or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which such Long Term Working Capital Series Holder is organized (or in which such Long Term Working Capital Series Holder's Holding Office is located); or
(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System and minimum reserve requirements of the European Central Bank but excluding any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Long Term Working Capital Series Holder (or its Holding Office) or shall impose on any Long Term Working Capital Series Holder (or its Holding Office) or the London interbank market any other condition affecting the purchasing, owning, holding or maintaining of any one or more Long Term Working Capital Series Notes by such Long Term Working Capital Series Holder (or its Holding Office) and the result of any of the foregoing is to increase the cost to such Long Term Working Capital Series Holder (or its Holding Office or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) of purchasing, owning, holding or maintaining any one or more of its Long Term Working Capital Series Notes, or to reduce the amount of any sum received or receivable by such Long Term Working Capital Series Holder (or its Holding Office) under the Indenture and any one or more of its Long Term Working Capital Series Notes, by an amount deemed by such Long Term Working Capital Series Holder to be material (excluding, for purposes of this Section 2.10.1 any increased costs or any reductions resulting from any Indemnifiable Taxes or Other Taxes payable by the Issuer pursuant to Section 2.7), then, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent and the Calculation Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such increase or reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such increased cost or reduction.

                  2.10.2 If, on or after the date hereof, any Long Term Working Capital Series Holder shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on capital of any Long Term Working Capital Series Holder (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) as a consequence of such Long Term Working Capital Series Holder's purchasing, owning, maintaining or holding any Long Term Working Capital Series Notes to a level below that which such Long Term Working Capital Series Holder (or its Holding Office or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Long Term Working Capital Series Holder to be material, then from time to time, promptly upon demand by such Long Term Working Capital Series Holder (with a copy to the New Notes Administrative Agent), which demand shall be accompanied by a certificate of such Long Term Working Capital Series Holder setting forth in reasonable detail the circumstances which give rise to such reduction, the amount of the claim and the calculation thereof (and which certificate shall be conclusive and binding for all purposes, absent manifest error), the Issuer shall, to the extent that it shall not have already done so under any other provision of the Indenture, pay to such Long Term Working Capital Series Holder such additional amount or amounts as will, without duplication, compensate such Long Term Working Capital Series Holder or its Holding Office (or any holding company of which such Long Term Working Capital Series Holder is a subsidiary) for such reduction.

                  Each Long Term Working Capital Series Holder will promptly notify the Issuer, the New Notes Administrative Agent and the Calculation Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Long Term Working Capital Series Holder to compensation pursuant to this Section 2.10. Each Long Term Working Capital Series Holder will, before requesting compensation for additional amounts pursuant to this
Section 2.10, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize or eliminate the requirement of such compensation by transferring its Long Term Working Capital Series Notes to a different Holding Office or otherwise if such transfer or other action will avoid or reduce the need for compensation for such additional amounts and will not, in the sole judgment of such Long Term Working Capital Series Holder, be otherwise disadvantageous (economically or otherwise) to such Long Term Working Capital Series Holder; provided that no Long Term Working Capital Series Holder shall have any obligation to provide any information as to any possible actions or designations considered and taken or rejected by such Long Term Working Capital Series Holder or the reasons therefore. A certificate of any Long Term Working Capital Series Holder claiming compensation under this Section 2.10 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 3.        COVENANTS

                  In addition to the covenants contained in Articles Eight and Ten of the Base Indenture, the Issuer agrees that, so long as any amount payable under any Long Term Working Capital Series Note remains unpaid, it will comply with the covenants set forth in Sections 3.1 through 3.5 of the Long Term Working Capital Series Supplemental Indenture and the terms and covenants set forth in Annex C to the Long Term Working Capital Series Supplemental Indenture under the terms and conditions set forth therein.

                  SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  The representations and warranties set forth in Annex B to the Long Term Working Capital Series Supplemental Indenture under the terms and conditions set forth therein are incorporated herein by reference.

                  SECTION 5.        GOVERNING LAW

                  This Long Term Working Capital Series Note shall be governed by and construed and interpreted in accordance with the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Long Term Working Capital Series Notes by the Issuer, the approval thereof by the CNV for the offering of the Long Term Working Capital Series Notes to the public in Argentina and matters relating to the legal requirements necessary for the Long Term Working Capital Series Notes to qualify as obligaciones negociables under Argentine law shall be governed by the Negotiable Obligations Law and other applicable Argentine laws and regulations.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                       ON ALL RESTRICTED DEFINITIVE NOTES]

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Security or the last date on which this Security was held by the Issuer, or an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    [Check One]

         [](a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                    Or

         [](b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the holder hereof unless and until the conditions to any such transfer set forth herein and in Section 3.06 of the Indenture shall have been satisfied.

Date:  ____________________         ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:  ____________________         ____________________________________________
                                    NOTICE:  To be executed by an executive
                                    officer

                                                                       EXHIBIT C

                      TO LONG TERM WORKING CAPITAL SERIES SUPPLEMENTAL INDENTURE

Form of Certificate to Be Delivered
in Connection with Transfers
Pursuant to Regulation S

[Trustee]
Attention:

Re:      Pecom Energia, S.A. (the "Issuer")
              %                  Notes due       (the "Securities")

Dear Sirs:

                  In connection with our proposed transfer of $_______ aggregate principal amount of the Securities, we confirm that the sale to [specify transferee] has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  1. the offer of the Securities was not made to a person in the United States;

                  2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  3. no directed selling efforts have been made by us in the United States, as applicable; and

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                  You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:
                                             Authorized Signature

                                      C-1